EXECUTION COPY

$25,314,750

LOAN AGREEMENT

Among

PLM RAIL PARTNERS, LLC,
Borrower

THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF

and

HSH NORDBANK AG, NEW YORK BRANCH,
Administrative Agent

Dated as of June 30, 2004

ANNEX A    COMMITMENTS
ANNEX B    FORM OF TRANSFER AGREEMENTS
ANNEX C    FORM OF ASSIGNMENTS

SCHEDULE A   EQUIPMENT LEASES
SCHEDULE B   APPROVED LESSEES

EXHIBIT A-1   FORM OF TRANCHE A PROMISSORY NOTE
EXHIBIT A-2   FORM OF TRANCHE B PROMISSORY NOTE
EXHIBIT B    FORM OF EQUIPMENT LEASE
EXHIBIT C    FORM OF NOTICE OF ASSIGNMENT
EXHIBIT D    FORM OF NOTICE OF NOTE ASSIGNMENT
EXHIBIT E    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT F    FORM OF IRREVOCABLE POWER OF ATTORNEY

LOAN AGREEMENT dated as of June 30, 2004 (this “Agreement”) among PLM Rail Partners, LLC, a limited liability company organized and existing under the laws of Delaware (the “Borrower”), the Lenders listed on the signature pages hereof, and HSH Nordbank AG, New York Branch, a banking institution organized under the laws of Germany, acting through its New York Branch, as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, as of the Agreement Date, the Borrower is the owner of the Equipment which is comprised of 1,562 railcars, which railcars are more fully described in Schedule A to the Security Agreement;

WHEREAS, the PLM Growth Funds wish to transfer all of their rights, title and interests to and in the Equipment pursuant to the Asset Transfer Agreements, and wish to assign to the Borrower pursuant to the Assignments all of their rights, title and interests in the operating leases relating to the Equipment, which leases and lessees are more fully described in Schedule A to this Agreement; and

WHEREAS, the Borrower wishes to borrow funds from the Lenders for general business purposes relating to its ownership of the Equipment;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows (with certain terms used herein being defined in Article 9 hereof):

ARTICLE 1

CREDIT FACILITY

Section 1.01   Commitment to Lend.  (a) Tranche A Loans.
Upon the terms and subject to the conditions of this Agreement, each Tranche A Lender agrees to make a Tranche A Loan in a single advance to the Borrower on any Business Day during the Availability Period (the “Closing Date”) in a principal amount not exceeding such Tranche A Lender’s Commitment; provided that the aggregate of all Tranche A Loans made on the Closing Date shall not exceed $15,710,054. Any unutilized Tranche A Lender’s Commitment outstanding immediately after the disbursement of the Tranche A Loans on the Closing Date shall terminate and not be reinstated.

(b)   Tranche B Loans. Upon the terms and subject to the conditions of this Agreement, each Tranche B Lender agrees to make a Tranche B Loan in a single advance to the Borrower on the Closing Date in a principal amount not exceeding such Tranche B Lender’s Commitment; provided that the aggregate of all Tranche B Loans made on the Closing Date shall not exceed $9,604,696. Any unutilized Tranche B Lender’s Commitment outstanding immediately after the disbursement of the Tranche B Loans on the Closing Date shall terminate and not be reinstated.

(c)   Unutilized Commitments. Any unutilized portion of the Commitments after the Availability Period shall terminate and not be reinstated and Lender shall not be obligated to lend any amounts hereunder to the Borrower after the expiration of the Availability Period.

Section 1.02   Making the Loans. (a) The Borrower shall give the Administrative Agent notice (the “Notice of Borrowing”) (which notice shall be irrevocable) no later than 11:00 A.M. (New York City time) on the third Business Day before the requested date for the making of the Loans. The Notice of Borrowing shall specify (i) the requested date for the making of the requested Loans, which shall be a Business Day and (ii) the principal amount of each requested Tranche A Loan and Tranche B Loan. Upon receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of the principal amount of each Loan to be made by such Lender on the requested date specified therein.

(b)  Not later than 11:00 A.M. (New York City time) on the requested date on which the Loans are to be disbursed, each Lender shall make available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at the offices of the Administrative Agent, the Loan(s) to be made by such Lender on such date. Any Lender’s failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by such other Lender on such date, but such other Lender shall not be liable for such failure.
(c)   Unless the Administrative Agent shall have received notice from a Lender prior to 10:00 A.M. (New York City time) on the requested date on which the Loans are to be disbursed that such Lender will not make available to the Administrative Agent funds with respect to the Loan(s) requested to be made by such Lender on such date, the Administrative Agent may assume that such Lender has made such funds available to the Administrative Agent on such date in accordance with Section 1.02(b) and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date funds in an amount equal to the principal amount of the Loan(s) to be made by such Lender on behalf of such Lender. If and to the extent such Lender shall not have so made available to the Administrative Agent funds with respect to the Loan(s) requested to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrower funds in an amount equal to the principal amount of the Loan(s) to be made by such Lender on behalf of such Lender, such Lender shall, on demand, pay to the Administrative Agent funds in an amount equal to the principal amount of the Loan(s) to be made by such Lender together with interest thereon for each day from the date such funds shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been repaid to the Administrative Agent at the applicable Interest Rate until (and including) the third Business Day after demand is made and thereafter at the Default Rate.

(d)  All Loans made available to the Administrative Agent in accordance with Section 1.02(b) shall be disbursed by the Administrative Agent not later than 3:00 P.M. (New York City time) on the requested date therefor, to the Borrower or to its order by wire transfer of immediately available funds in the aggregate principal amount of such Loans in accordance with the payment instructions of the Borrower set forth in the letter to the Administrative Agent (the “Pay Proceeds Letter”) along with the Notice of Borrowing.

Section 1.03   Repayment of Loans; Interest. (a) Tranche A Loans. Subject to any prepayments permitted or required in accordance with Sections 1.05 and 1.08(b) hereof and Section 5.03 of the Security Agreement, the Borrower hereby promises and agrees to pay to the Administrative Agent, for account of the Tranche A Lenders, the Tranche A Loans evidenced by the Tranche A Notes on the following terms:

(i)the Borrower shall pay the aggregate principal amount of the Tranche A Loans on successive Tranche A Installment Payment Dates commencing with the first Tranche A Installment Payment Date and ending on the Maturity Date of the Tranche A Loans, all as set forth on the Tranche A Installment Payment Schedule, provided that the final installment of principal shall in any event for each Tranche A Loan be equal to the then remaining unpaid principal amount of such Tranche A Loan.

(ii)the Borrower shall pay interest accrued on each Tranche A Loan at the applicable Tranche A Interest Rate on the then outstanding principal amount of such Tranche A Loan. Interest on each Tranche A Loan shall be due and payable on each Interest Payment Date and on the date of any prepayment of principal on the Tranche A Loans, whether voluntary or mandatory; provided that all accrued and unpaid interest on the Tranche A Loans shall be due and payable on the final Tranche A Installment Payment Date.

(b)   Tranche B Loans. The Borrower hereby promises and agrees to pay the Administrative Agent, for account of the Tranche B Lenders, the Tranche B Loans evidenced by the Tranche B Notes on the following terms:

(i)the Borrower shall pay the aggregate principal amount of the Tranche B Loans on successive Tranche B Installment Payment Dates commencing on the Maturity Date of the Tranche A Loans and ending on the Maturity Date of the Tranche B Loans, all as set forth on the Tranche B Installment Payment Schedule, provided that the final installment of principal shall in any event for each Tranche B Loan be equal to the then remaining unpaid principal amount of such Tranche B Loan.

(ii)the Borrower shall pay interest accrued on each Tranche B Loan at the applicable Tranche B Interest Rate on the then outstanding principal amount of such Tranche B Loan. Interest on each Tranche B Loan shall be due and payable on each Interest Payment Date and on the date of any prepayment of principal in the Tranche B Loans, whether voluntary or mandatory; provided that all accrued and unpaid interest on the Tranche B Loans shall be due and payable on the final Tranche B Installment Payment Date.

(c)   Default Rate. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents, shall bear interest at the rate (the “Default Rate”) of two percent (2%) per annum in excess of the applicable Interest Rate. Interest at the Default Rate shall be payable upon demand of the Administrative Agent.

(d)   Calculation of Interest Rate. Interest on each Loan and on each other amount due and payable under the Loan Documents shall in each case be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

(e)   Maximum Permissible Rate. Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate (such excess being hereinafter referred to as the “Interest Excess”), shall be increased by the unpaid amount of the Interest Excess. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the principal amount of the Loans.

(f)   Interest Rate Swaps. The Borrower shall obtain and maintain interest rate swaps agreements (each, a “Swap Agreement”) with a Swap Counterparty in respect of the outstanding principal amount of the outstanding Loans from time to time, mutually agreed upon by each of the Administrative Agent and the Borrower acting reasonably and in good faith, at the Borrower’s sole expense, which shall be satisfactory in form and substance to the Administrative Agent.

Section 1.04   Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, together with interest thereon to the date of payment, unless such succeeding Business Day would fall in the next calendar month or after the Maturity Date, in which case, such payment shall be made on the immediately preceding Business Day.

Section 1.05   Prepayments. (a) Sale, Casualty Loss, etc. If at any time the Borrower shall have received and accumulated proceeds (the “Accumulated Proceeds”) from (i) any sale, transfer or other disposition of any Item of Equipment (pursuant to a purchase option under an Equipment Lease or otherwise), (ii) any prepayment of an Equipment Lease by an Equipment Lessee, or (iii) any Casualty Loss, which proceeds have not been previously used to make a prepayment under this Section 1.05(a), and which on a cumulative and aggregate basis are in excess of $500,000, the Borrower shall, within 5 Business Days from the date the Accumulated Proceeds exceed $500,000, prepay the Loans in an amount equal to the amount of such Accumulated Proceeds. For the avoidance of doubt, immediately following a prepayment under this Section 1.05(a), the amount of Accumulated Proceeds shall be reset to zero. Upon receipt of any prepayment pursuant to this Section 1.05(a), the Administrative Agent shall promptly release the Equipment related to such prepayment from the Lien of the Security Agreement and such Equipment shall no longer constitute Equipment for purposes of this Agreement or any other Loan Documents.

(b)   Equipment Lessee Bankruptcy, Etc. If at any time the Administrative Agent is notified by the Borrower in accordance with Section 4.01(a)(i)(C), or by a Lender in a notice entitled “Notice of Lessee Bankruptcy”, that an Equipment Lessee has commenced bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts proceedings (hereinafter, a “Filing Lessee”), the Administrative Agent will recalculate the Concentration Ratios (i) using the most recent Appraisal and (ii) if applicable, removing the Filing Lessee from the list of Approved Lessees, and if any such Concentration Ratios shall not be in compliance with the limitations set forth in Section 4.01(x) (the “Concentration Limits”) after such recalculation, the Borrower shall, within forty-five (45) days after receiving written notice thereof from the Administrative Agent, prepay the Loans in an amount equal to the aggregate Fair Market Value of all Items of Equipment on lease to such Filing Lessee (based on the most recent Appraisal available prior to such proceedings); provided that in lieu of making such prepayment, the Borrower may cause the Items of Equipment leased to the Filing Lessee to be leased to one or more new Approved Lessees under one or more Replacement Leases and take all such other actions as are required pursuant to Section 3.05(a) of the Security Agreement such that each such Replacement Lease shall be subject to the first priority Lien of the Security Agreement.

(c)   Loan to Fair Market Value Ratio. If at any time the LTV Ratio exceeds 0.75 to 1.0, within forty-five (45) days after receiving written notice thereof from the Administrative Agent, the Borrower shall prepay the Loans in an amount equal to the amount by which the aggregate principal amount of the Loans then outstanding exceeds 75% of the aggregate Fair Market Value of the Equipment at such time; provided that, in lieu of making such prepayment, the Borrower may acquire such Additional Equipment subject to one or more Equipment Leases (such Additional Equipment and Equipment Leases to be reasonably satisfactory to the Administrative Agent) with Approved Lessees as is necessary to cause the LTV Ratio (as recalculated using the Fair Market Value of such Additional Equipment) to not exceed 0.75 to 1.0 at such time, provided, further, that in the event that the Borrower acquires Additional Equipment pursuant to this Section 1.05(c), the Borrower shall have (x) complied with the provisions of Section 3.14 of the Security Agreement in respect of the Additional Equipment and the Equipment Leases related thereto and (y) executed and delivered to the Secured Party under the Security Agreement a supplement to the Security Agreement substantially in the form of Exhibit A to the Security Agreement and taken all such other actions as are required pursuant to Section 3.05(a) of the Security Agreement such that the Additional Equipment and each Equipment Lease relating thereto shall have become subject to the first priority Lien of the Security Agreement.

(d)   Excess Cash Flow. On each Payment Date, the Borrower shall prepay the Loans in the amount as specified in clause Tenth of Section 1.15(a).

(e)   Voluntary Prepayments. Borrower may elect to prepay any Loan as provided in this Section 1.05(e), in whole or in part, prior to the Maturity Date applicable thereto; provided that the Tranche B Loans may not be prepaid pursuant to this Section 1.05(e) unless all of the Tranche A Loans shall have been repaid in full. The Borrower may exercise its election to prepay the Notes pursuant to this Section 1.05(e) by delivering written notice, which notice shall be irrevocable, to the Administrative Agent specifying the principal amount to be repaid and a proposed repayment date, which shall be a Business Day not less than five (5) Business Days after the date on which notice is delivered. Any prepayment made pursuant to this Section 1.05(e) shall be applied (i) to the prepayment of the Tranche A Loans, and (ii) if all of the Tranche A Loans shall have been repaid in full, to the prepayment of the Tranche B Loans.

(f)   Application of Prepayments. The amount of each prepayment required to be made under the Loan Documents shall be equal to the portion of the principal amount of the Loans to be prepaid and accrued interest on the principal amount to be prepaid and Funding Loss Amount, if any. Subject to Section 1.05(e), any prepayments of the Loans made under the Loan Documents shall be applied to the outstanding principal amount of Tranche A Loans and Tranche B Loans, pro rata.

(g)   Reborrowing. Any Loans, or any portion thereof, which has been prepaid may not be reborrowed.

Section 1.06   Taxes. (a)  Taxes Payable by the Borrower. If under Applicable Law any Tax is required to be withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment to the Administrative Agent or any Lender under the Loan Documents, excluding, in the case of the Administrative Agent and any such Lender, Taxes imposed on or measured by its net income and franchise Taxes imposed on it (in lieu of net income Taxes), the Borrower (i) shall (A) if so required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (B) indemnify the Administrative Agent and such Lender in accordance with the provisions of Section 8.02(d) against Borrower’s failure so to do and (ii) shall, subject to Section 1.06(b), pay to the Administrative Agent or such Lender, as applicable, (A) such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted by the Borrower, is equal to the full amount payable under the Loan Documents and (B) an amount equal to all Taxes payable by the Administrative Agent or such Lender as a result of payments made by the Borrower (whether to a taxing authority or to the Administrative Agent or such Lender) pursuant to this Section 1.06(a). If any Tax is withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower shall, as soon as possible after the date of such payment, furnish to the Administrative Agent or such Lender, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Administrative Agent or any Lender under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable by the Borrower to any taxing authority, the Borrower shall, within 30 days after any request from the Administrative Agent or such Lender, as applicable, furnish to the Administrative Agent or such Lender a certificate from such taxing authority, or an opinion of counsel acceptable to the Administrative Agent or such Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

(b)   Limitations. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of withholding of any United States federal income taxes pursuant to this Section 1.06 to any Lender or participant (i) except to the extent that (A) such Taxes are required to be withheld as a result of a Regulatory Change Enacted after the date that such Lender or participant became a Lender or a participant or (B) such amounts would have been payable to such Lender's assignor or participant's grantor if such assignment had not been made or such participation not been granted, or (ii) to the extent that such withholding is required because such Lender or participant has failed to submit any form or certificate that it is entitled to submit under Applicable Law.

Section 1.07   Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for general business purposes relating to the acquisition and ownership of the Equipment and the leasing thereof pursuant to the Equipment Leases, which includes making distributions to the PLM Growth Funds and funding the Liquidity Reserve Account in accordance with the Security Agreement.

Section 1.08   Special Provisions Relating to LIBOR Rate. ix) In the event that on the date for determining the LIBOR Rate in respect of any Interest Period, (i) the Administrative Agent shall have determined (which determination shall be presumed to be correct until the contrary shall have been established) that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (ii) any Regulatory Change shall make it unlawful for any Lender to make or maintain any Loan, or shall materially restrict the authority of any Lender to take deposits of Eurodollars, then the Administrative Agent shall promptly give to the Borrower written notice of the nature and effect of such circumstances. After receipt of such notice and during the existence of such circumstance, the interest rate applicable to the Loans and the Notes shall convert to a floating rate equal to the Reference Rate per annum, provided that nothing in this Section 1.08(a) shall affect the interest rate then in effect at the time of receipt by the Borrower of such notice until the expiration of the Interest Period in effect at such time.

(b)   Upon the receipt of the written notice from the Administrative Agent provided for in Section 1.08(a), the Borrower may, upon two (2) Business Days’ written notice to the Administrative Agent, prepay in full, without penalty, the Loans, together with all interest accrued on the amount prepaid to the date of payment.

Section 1.09   Regulatory Changes. If in the reasonable determination of any Lender (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to any Loan or the return to be earned by such Lender on any Loan, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making, funding or maintaining of, or such Lender’s commitment to make, any Loan, (iii) require such Lender or any Affiliate of such Lender to make any payment on or calculated by reference to the gross amount of any amount received by such Lender under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Lender or any Affiliate of such Lender that such Lender or such Affiliate is required to maintain on account of any Loan or such Lender’s commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Lender such additional amounts as such Lender determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Lender for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender. Each Lender will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect such Lender’s right to compensation.

Section 1.10   Capital Requirements. If in the determination of any Lender any Regulatory Change relating to capital adequacy requires such Lender or any Affiliate of such Lender to maintain capital on account of any Loan in a greater amount than such Lender or such Affiliate would otherwise have maintained on account of such Loan, then, upon request by such Lender, the Borrower shall from time to time thereafter pay to such Lender such additional amounts as such Lender reasonably determines will fully compensate for any reduction in the rate of return on the capital that such Lender or such Affiliate is so required to maintain on account of such Loan. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Lender for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender.

Section 1.11   Fees. (a) Structuring and Arrangement Fees. The Borrower shall pay to the Administrative Agent, for its own account, on the Closing Date an upfront structuring and arrangement fee in the amounts specified in a separate fee letter to be agreed upon between the Administrative Agent and the Borrower.

(b)   Fees Non-Refundable. None of the fees payable under this Section 1.11 shall be refundable in whole or in part.

Section 1.12   Distribution of Payments by the Administrative Agent. (a) The Administrative Agent shall promptly distribute to each Lender its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of the Lenders by credit to an account of such Lender at the offices of the Administrative Agent or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States.

(b)   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders under the Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date funds in an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have so distributed to any Lender funds in an amount equal to the amount then due such Lender, such Lender shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date funds in such amount are distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Administrative Agent’s cost of funds until (and including) the third Business Day after demand is made and thereafter at the Interest Rate.

Section 1.13   Pro Rata Treatment. Except to the extent otherwise provided herein (a) Loans to be made on the Closing Date shall be made by the Lenders pro rata in accordance with their respective Commitments and (b) each payment of the principal of or interest on the Loans shall be made for the account of the Lenders pro rata in accordance with the respective amounts thereof then due and payable.

Section 1.14   Authorization to Charge Accounts. During the continuance of an Event of Default, the Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent any amount payable by the Borrower under the Loan Documents (whether payable to such Person or to any other Person that is the Administrative Agent or a Lender) is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower held at such Lender (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

Section 1.15   Distribution of Collateral Proceeds. (a) On each Payment Date, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall apply on such date the Available Amount released from the Blocked Account, any amounts released from the Liquidity Reserve Account in accordance with the terms of Section 6.06 of the Security Agreement, and any other amounts the Administrative Agent has received from the Borrower in the following order of priority:

First, to the payment of any accrued and unpaid Operating Expenses;

Second, to the payment to Manager of any accrued and unpaid indirect operating expenses in an amount equal to 4.75% of Adjusted Operating Revenues (and any arrearages thereof);

Third, to the payment of any costs, charges, expenses or liabilities incurred by the Administrative Agent and the Lenders in connection with the Loan Documents;

Fourth, if PLM or any of its Affiliates is not the Manager, to the payment to the manager of any management fees then due and payable (and any arrearages thereof);

Fifth, to the payment to each Lender of its pro rata portion of any accrued and unpaid interest due under the Notes for such Payment Date;

Sixth, to the payment to each Lender of an amount equal to its pro rata portion of the payment of principal, if any, due under the Notes, for such Payment Date;

Seventh, to the Liquidity Reserve Account, the amount necessary, if any, to restore the amount on deposit therein (calculated after giving effect to any withdrawals from the Liquidity Reserve Account on the Determination Date) to the Liquidity Reserve Required Amount;

Eighth, to the payment to each Lender and the Administrative Agent of any other amount then due and owing to such Lender and/or the Administrative Agent under the Notes or any other Loan Document and not covered by the foregoing Clauses Third, Fifth, and Sixth;

Ninth, if PLM or any of its Affiliates is the Manager, to the payment of a management fee then due and payable in an amount equal to 5.25% of Adjusted Operating Revenues (and any arrearages thereof); provided that, no such payment to the Manager shall be made if a Default under this Agreement or a Manager Event of Default (as defined in the Management Agreement) has occurred and is continuing; and

Tenth, any remaining balance shall be divided and applied as follows: (i) one-fourth (25%) of such remaining balance shall be applied to the outstanding principal of the Tranche A Loans or, if no Tranche A Loans shall remain outstanding, to the outstanding principal of Tranche B Loans, and (ii) three-fourths (75%) of such remaining balance shall be paid first to the Manager for any amounts owed to it pursuant to the Management Agreement and the remainder distributed to the Borrower or its designee.

(b)  If an Event of Default has occurred and is continuing, the Administrative Agent shall hold or apply the Available Amount released from the Blocked Account, the Liquidity Reserve Account and any amounts the Administrative Agent has received from the Borrower and, subject to Section 9.03 of the Security Agreement, from the proceeds of any sale of the Collateral, or any part thereof, and the proceeds of any remedy hereunder or under the Security Agreement in the following order of priority:

(i)   First, to the payment of any unpaid costs, charges, expenses or liabilities incurred by the Administrative Agent and any Lender in connection with the Loan Documents and the Collateral, including any maintenance expenses or other expenses incurred to preserve the value of the Equipment;

(ii)   Second, to payment to each Lender of any accrued and unpaid interest on the Notes held by such Lender, ratably and without priority of one Lender over another;

(iii)   Third, to payment to each Lender of all unpaid principal on the Notes held by such Lender, ratably without priority of one Lender over another (and for purposes of this clause, obligations under any Swap Agreement with a Swap Counterparty shall be paid on a pro rata basis with the Notes);

(iv)   Fourth, to payment to each Lender and Swap Counterparty of all other amounts, if any, due and payable under any of the Loan Documents, including without limitation, the Funding Loss Amount, if any, ratably and without priority of one Person over another; and

(v)   Fifth, the remaining balance, if any, to the Borrower or its designee.

(c)   All payments to be made under this Loan Agreement and under any Note, including the payment of any Funding Loss Amount, shall be made only from the income and the proceeds from the Equipment, the Equipment Leases and the other Collateral. Each holder of a Note, by its acceptance of such Note, agrees that it will look solely to the income and proceeds from the Equipment, the Equipment Leases and the other Collateral for distribution to such holder as provided herein and that none of the Manager, the PLM Growth Funds or their Affiliates (other than the Borrower) or their permitted successors and assigns is or shall be personally liable to the holder of any Note for any amount payable under such Note or this Loan Agreement.

Section 1.16   Additional Commitments. So long as no Default has occurred and is continuing, the Borrower may request that one or more of the Lenders establish an Additional Commitment pursuant to which such Lender shall make Additional Loans in connection with the acquisition by or contribution to the Borrower of Additional Equipment. The aggregate amount of such Additional Commitments shall not exceed 75% of the Fair Market Value of such Additional Equipment and shall be in an integral multiple of $10,000,000. Each Lender’s determination to establish or not establish an Additional Commitment, and the amount of its Additional Commitment, shall be in its sole and absolute discretion. The terms of such Additional Commitments and the Additional Loans to be made thereunder, including funding provisions, conditions precedent, amortization, interest, fees, prepayment requirements and other matters relating to such Additional Commitments and Additional Loans, shall be set forth in an Additional Commitment Addendum entered into by the Borrower, the Administrative Agent and the Lenders establishing such Additional Commitments. An Additional Commitment Addendum shall not amend or modify in any respect the provisions of the Loan Documents as they apply to the Tranche A Loans, the Tranche B Loans or any Additional Loans made pursuant to a previous Additional Commitment Addendum or otherwise affect the application or priority of payments from the Borrower or proceeds of collateral with respect to any Loan (other than to provide that proceeds of collateral and other payments made by the Borrower shall be shared pro rata with the Additional Loans to the extent provided in such Addendum) without the consent of the Lenders affected thereby.

Section 1.17    Change of Lending Office. If an event occurs with respect to a Lending Office of any Lender that obligates the Borrower to pay any amount under Section 1.06 or entitles such Lender to make a claim under Section 1.06(a), 1.09 or 1.10, such Lender shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay or reduce the amount such Lender is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Lender, be disadvantageous to such Lender in any manner or contrary to such Lender’s policies. Each Lender may at any time and from time to time change any Lending Office and shall give notice of any such change to the Administrative Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Lender shall not obligate the Borrower to pay any amount to such Lender under Section 1.06 or entitle such Lender to make a claim under Section 1.06(a), 1.09 or 1.10 if such obligation, the operability of such clause or such claim results solely from such designation and not from a Regulatory Change Enacted thereafter.

ARTICLE 2

CONDITIONS OF LENDING

Section 2.01   Conditions Precedent to Loans. The obligation of each of the Lenders to make its Loan shall be subject to fulfillment of the following conditions precedent on or prior to the Closing Date in form and substance satisfactory to the Administrative Agent and its counsel:

(a)   The Borrower shall have delivered to the Administrative Agent the Notice of Borrowing along with the Pay Proceeds Letter.

(b)   The Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, certifying that, as of the Closing Date, all of the railcars constituting the Equipment are free of all Liens (except for Permitted Liens).

(c)   The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent:

(i)   A Note duly executed by the Borrower for each Lender;

(ii)   The Security Agreement (or memorandum thereof in form and substance satisfactory to the parties hereto) duly executed by the Borrower and filed with the STB and the Registrar General of Canada and together with evidence of such filings;

(iii)   A certified copy of the Borrower’s certificate of formation and limited liability company agreement, resolutions of the members or manager(s), as applicable, of the Borrower authorizing Borrower’s execution and delivery of, and performance under, this Agreement, each of the other Loan Documents to which it is a party and all documents evidencing other necessary company action and governmental approvals, if any, with respect to the Loan Documents;

(iv)   A certificate of the Borrower certifying the names and true signatures of the person or persons authorized to execute and deliver on behalf of the Borrower the Loan Documents to which it is a party and the other documents to be delivered by it hereunder;

(v)   A favorable opinion of each of Chapman and Cutler LLP, special New York counsel to the Borrower, of Alvord & Alvord, special STB counsel to the Borrower, and of McCarthy Tétrault LLP, special Canadian counsel to the Borrower;

(vi)   Confirmation that the Uniform Commercial Code Financing Statements naming the Administrative Agent (as the Secured Party under the Security Agreement and the Pledge Agreement) as secured party in the States of California, Delaware, Florida and Illinois have been filed in the proper recording office in connection with the Collateral;

(vii)   Certificates as to insurance naming the Administrative Agent as additional insured and sole loss payee, all of which satisfy the requirement of Section 3.02 of the Security Agreement;

(viii)   Such other approvals, opinions, documents or filings as the Administrative Agent may reasonably request;

(ix)   Receipt of an irrevocable power of attorney, in the form of Exhibit F hereto, from the Borrower, each of the PLM Growth Funds, and each other Person listed as “lessor” on Schedule C to the Security Agreement appointing the Administrative Agent its attorney-in-fact authorized to execute and deliver the Notices of Assignment with respect to each Equipment Lease in accordance with the terms of the Security Agreement;

(x)   Evidence that the PLM Growth Funds have delivered to the Borrower duly executed Bills of Sale for each Item of Equipment;

(xi)   A certified copy of the Escrow Agreement duly executed by the Borrower and the other parties thereto;

(xii)   The Initial Appraisal;

(xiii)   [Intentionally Omitted]

(xiv)   The Assignments duly executed by the Borrower and each of the PLM Growth Funds;

(xv)   The Management Agreement duly executed by the Borrower and PLM; and

(xvi)   Each of the other Loan Documents duly executed by each of the parties thereto.

(d)   The Borrower shall have made a notation on each original executed Equipment Lease constituting Collateral clearly describing the Secured Party’s security interest therein.

(e)   On the Closing Date the Borrower shall have delivered to the Administrative Agent a copy of each of the Equipment Leases for the ten (10) largest Equipment Lessees (as calculated using the Fair Market Value of the Equipment on lease to such Equipment Lessees).

(f)   On the Closing Date and after giving effect to the making of the Loans, the following statements shall be true on and as of such date and the Administrative Agent shall have received certificates signed by a Responsible Officer of each Loan Party dated as of such date, stating that:

(i)   The representations and warranties of such Loan Party contained in each of the Loan Documents to which it is a party are true and accurate with the same effect as if made on and as of such date (except to the extent of the representations and warranties which relate to an earlier date, in which case such representations and warranties shall have been true and accurate as of such earlier date); and

(ii)   No Event of Default or Default has occurred and is continuing or will exist upon the disbursement of the Loans.

(g)   The Borrower shall have paid to the Administrative Agent the fees specified in Section 1.11 that are payable on the Closing Date.

(h)   After giving effect to the disbursement of the Loans, the LTV Ratio shall not exceed 0.75 to 1.0.

(i)   Each Pledgor shall have delivered the certificates representing or evidencing the LLC Membership Interest in the Borrower to the Secured Party and shall have taken any other action required pursuant to the Pledge Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01   Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)   Organization. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its property and carry on the business which it is permitted to engage hereunder, including without limitation, the execution, delivery and performance of the Loan Documents to which it is a party and is duly qualified and in good standing as a foreign limited liability company, and is authorized to do business, in all jurisdictions in which the failure to so qualify would have a material adverse effect upon the operations, properties, prospects or financial condition of the Borrower.

(b)   Solvency. Entering into this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and the incurrence of its liability hereunder or thereunder and contemplated hereby and thereby (i) does not leave the Borrower unable to pay its debts as they become due in the ordinary course of business, (ii) will not leave it with debts which cannot be paid from the present saleable value of its property and (iii) will not render it insolvent within the meaning of Section 101(32) of the United States Bankruptcy Code and Section 271 of the New York Debtor and Creditor Law.

(c)   No Litigation. There are no actions, suits or proceedings, whether or not purportedly on behalf of the Borrower, pending or, pending against, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property rights of the Borrower at law, or in equity, or before any commission, governmental department, board, agency or instrumentality, domestic or foreign, or before any arbitrator; and the Borrower is not in default in any material respect under any order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, or agency or instrumentality.

(d)   Authority of Borrower; No Conflicts. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the Equipment Leases are within the Borrower’s powers and the Loan Documents have been duly authorized by all necessary action on behalf of the Borrower. Neither the execution and delivery of any of the Loan Documents to which it is a party, nor the consummation of the transactions contemplated therein or in any of the Equipment Leases nor the fulfillment of, or compliance with, the terms and provisions thereof will (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of (A) any law, or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, domestic or foreign, (B) the certificate of formation or limited liability company agreement of the Borrower, or (C) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which the Borrower is a party; (ii) constitute, with the giving of notice or the passage of time or both, a default under any such agreement or instrument; or (iii) result in the creation or imposition of any Lien upon any property of the Borrower (except for Permitted Liens) pursuant to the terms of any such agreement or instrument.

(e)   Governmental Authority. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of any of the Loan Documents or performance of any of the Equipment Leases or for the creation and perfection of the first priority security interest in the Borrower Collateral intended to be created in favor of the Secured Party under the Security Agreement, except for the filing of the Security Agreement (or memorandum thereof) with the STB pursuant to 49 U.S.C. 11301, the Uniform Commercial Code Financing Statement filings in the States of California, Delaware, Florida and Illinois, and any required filings with the Registrar General of Canada.

(f)   Tax Returns. The Borrower has filed or caused to be filed, or has timely requested and, if necessary, has obtained, an extension to file all federal and material state and local tax returns which, to the Borrower’s knowledge, are required to be filed, and has paid, or made provisions for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it or any of its properties, and all other taxes, fees or other charges imposed on it or any of its properties, other than taxes which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP consistently applied have been provided on its books. On the date of the lien search performed by the Borrower, (a copy of the results of which has been delivered to the Administrative Agent) and thereafter, to the Borrower’s knowledge, no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges covered by the immediately preceding sentence, other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP consistently applied have been provided on the books of the Borrower.

(g)   Enforceability of Agreements. Assuming due authorization, execution and delivery thereof by each of the parties thereto (other than the Borrower), each Loan Document delivered by the Borrower hereunder will be legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms (subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and to generally applicable principles of equity).

(h)   Investment Company. The Borrower is not an “investment company” as such term is defined under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, nor will the making of the Loans hereunder by the Lenders on the terms and conditions hereunder provided and the use of the proceeds therefrom by the Borrower result in any violation by the Borrower or any of its Affiliates of any of the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(i)   Ownership of Borrower Collateral. Upon the receipt by the Borrower of the Bills of Sale and the execution of the Assignments and the Asset Transfer Agreements by the Borrower and each of the PLM Growth Funds, the Borrower shall have good and marketable title to the Borrower Collateral, free and clear of all Liens, other than Permitted Liens, and the Borrower will warrant and defend the title to the Borrower Collateral against all claims and demands of all persons whatsoever except persons claiming by or through any Lender.

(j)   Fair Market Value of Equipment. As of the Closing Date, the LTV Ratio will not exceed 75%.

(k)   Margin Regulations. The proceeds of the Loans pursuant to this Agreement will be used by the Borrower only for the purposes set forth in Section 1.07 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock (as such term is defined in Regulation U issued by the Board) or to extend credit to any other person for the purpose of purchasing or carrying any Margin Stock. The Borrower is not engaged principally, or as one of its important business activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Neither the Borrower nor any agent acting in its behalf has taken or will take any action that might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended.

(l)   Securities Act of 1933. Neither the Borrower nor, to its knowledge, anyone acting on its behalf has directly or indirectly offered or sold any interest in the Borrower Collateral, other securities or beneficial interests in the Equipment to, solicited offers to buy any interest in the Borrower Collateral, other securities or beneficial interests in the Equipment from, or otherwise approached or negotiated in respect of the purchase or sale or other disposition of any interest in the Borrower Collateral, other securities or beneficial interests in the Equipment with, any Person so as to bring the transactions contemplated by this Agreement within the provisions of Section 5 of the Securities Act. The Borrower will not offer any interest in the Borrower Collateral, or other securities or beneficial interests in the Equipment to, or solicit any offer to buy any thereof from, any other Person or approach or negotiate with any other Person in respect thereof, so as to bring the transactions contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

(m)   Full Disclosure. Neither this Agreement, the schedules or other attachments hereto, nor any certificate, statement, report or other documents furnished to the Administrative Agent or any Lender by the Borrower, any of the PLM Growth Funds, the Manager, MILPI or any of their respective Affiliates in connection herewith or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

(n)   ERISA. No employee benefit plans are sponsored, maintained or participated in by the Borrower, nor has the Borrower or any ERISA Affiliate of the Borrower incurred any liability to the PBGC established pursuant to ERISA, other than for required insurance premiums which have been paid when due.

(o)   Equipment and Equipment Leases.

            (i)   The list of Equipment Leases and all information with respect thereto set forth in Schedule A to this Agreement is accurate, true and correct. To the best of Borrower’s knowledge, each of such Equipment Leases is in full force and effect and enforceable in accordance with its terms. Each Equipment Lessee is, to the best of Borrower’s knowledge, materially in compliance with all material provisions of the related Equipment Lease and the Borrower is not aware of any material default under any of the Equipment Leases.

(ii)   Each Equipment Lease is non-cancelable in accordance with the express terms of such Equipment Lease, all sums payable thereunder are payable in the amounts and at the times stated therein without defense, offset or counterclaim, and no part thereof has been prepaid, released or modified, or encumbered or disposed of by the Borrower, except pursuant to the Assignments; any and all sums of money previously paid by any Equipment Lessee thereunder as advance payments or deposit of security have been fully disclosed to the Administrative Agent and assigned to the Borrower by the PLM Growth Funds; each Equipment Lease has been entered into by or on behalf of one of the PLM Growth Funds in the ordinary course of business, to the Borrower’s knowledge has been duly authorized and executed by Equipment Lessees, which Equipment Lessees were approved by the PLM Growth Funds or the Manager with respect to the Equipment Lease to which it is a party based upon the PLM Growth Funds’ or the Manager’s normal credit practices, is the entire agreement with each such Equipment Lessee relating to the Equipment covered thereby, has not been modified, canceled or waived in any respect (except pursuant to the Assignment), has been assigned by the PLM Growth Funds to the Borrower pursuant to the Assignments and none of the Borrower’s rights thereunder have been released, modified, encumbered or disposed of; any consent, approval, authorization of, or registration, declaration or filing with, any governmental authority (federal, state or local, domestic or foreign) required in connection with the execution, delivery or performance of any Equipment Lease by the Borrower or PLM Growth Funds has been obtained; the Equipment covered by any Equipment Lease has been delivered, is in good working order, has been maintained in compliance with all the AAR’s mechanical regulations and industry commercial standards for revenue interchange loading and all other applicable laws and regulations, has been used for the purpose for which it was built and shall have been accepted by the Equipment Lessee of such Equipment as being in a condition which complies with the terms and conditions of such Equipment Lease; and all financial and credit information that the Borrower may, or cause to be, at any time furnish to the Administrative Agent or any Lender relating to the Equipment Lessee under each Equipment Lease is, to the best of the Borrower’s knowledge, true, complete and not misleading.

(iii)   Schedule A to the Security Agreement sets forth a list of all Items of Equipment owned by the Borrower on the Agreement Date and all information with respect to such Items of Equipment set forth in such Schedule A is accurate, true and complete.

(iv)   Each Equipment Lessee has been instructed to make all payments under such Equipment Lease to the Escrow Account.

(p)   Security Interest. Upon the completion of the recordation and filing of the Security Agreement (or memorandum thereof) with the STB pursuant to and in compliance with the provisions of 49 U.S.C. Section 11301 (a), the deposit, registration and filing of the Security Agreement at the office of the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act, and the filing of the Uniform Commercial Code Financing Statements in the States of California, Delaware, Florida and Illinois, the Secured Party will have a first priority perfected security interest in the Borrower Collateral, subject only to Permitted Liens.

(q)   No Other Business Activity. Since its organization, the Borrower has engaged in no business except the performance of the Equipment Leases, the negotiation and performance of the transactions contemplated by the Loan Documents and activities incidental to the foregoing.

(r)   No Breach. The Borrower is not in breach of or in default under any agreement to which it is a party or that is binding on it or any of its property, which breach would have a material adverse effect upon the operations, properties, prospects or financial condition of the Borrower.

(s)   No Prohibited Actions. Since its organization, the Borrower has not taken any of the actions that otherwise would be prohibited by Section 4 hereof and has conducted its activities in accordance with the covenants under Section 4 hereof.

(t)   Concentration Limits. As of the Closing Date, none of the Concentration Ratios exceed the corresponding Concentration Limits set forth in clauses (i) through (iv) of Section 4.01(x).

Section 3.02   Representation of Borrower and the Lenders. The Borrower and each of the Lenders represents and warrants that no brokers’ commissions related to this Agreement, the Notes or the Security Agreement are payable by or through it.

ARTICLE 4

COVENANTS OF THE BORROWER

Section 4.01   Covenants. So long as any Obligation (as defined in the Security Agreement) shall remain outstanding, the Borrower agrees:

(a)   Event of Default Notice; Financial Statements; Compliance Certificates.

(i)   The Borrower will deliver to the Administrative Agent, promptly (but in any event within 15 days) after the occurrence of (A) any Default or Event of Default of which a Responsible Officer has knowledge, (B) any default under any Equipment Lease of which a Responsible Officer of the Borrower has actual knowledge, (C) any Equipment Lessee commencing bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts proceedings of which a Responsible Officer of the Borrower has actual knowledge, or (D) any Escrow Bankruptcy Event of which a Responsible Officer of the Borrower has actual knowledge, written notice of the occurrence of any such event.

(ii)   The Borrower will deliver to the Administrative Agent:

(A)   as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each year, a balance sheet of each of the Borrower and MILPI as at such fiscal quarter end and the related statements of income of each of the Borrower and MILPI for the qualified period then ended;

(B)   as soon as available and in any event within 120 days after the end of each fiscal year, a balance sheet of each of the Borrower and MILPI as of the end of such fiscal year and a copy of the related statements of income and retained earnings and changes in financial position of each of the Borrower and MILPI for such year, prepared in accordance with GAAP and certified by independent public accountants; provided that, the financial statements of MILPI referred to in this Section 4.01(a)(ii)(B) may not be certified by independent public accountants in a given fiscal year if such certification has not been obtained for such fiscal year;

(C)   quarterly, within 45 days after the end of each fiscal quarter of the Borrower prior to the termination of this Agreement, the Borrower shall cause Manager to deliver to the Borrower and the Administrative Agent a Location Report (as defined in the Management Agreement) setting forth the physical location of each Item of Equipment last known to the Manager (which may be based on junction reports received by the Manager);

(D)   semi-annually, as soon as practicable, and in any event within forty-five (45) days after the end of each of the second and fourth fiscal quarters of the Borrower prior to the termination of this Agreement, a certificate of the Borrower, signed by a Responsible Officer of the Borrower, based on an examination sufficient to enable such officer to make an informed statement (and in the case of the LTV Ratio, based on the most recent Appraisal) and attaching any calculations, reports and other data used in such examination, stating that (x) at such time the LTV Ratio set forth in Section 4.01(e) does not exceed 0.75 to 1.0 and specifying the LTV Ratio, or if such is not the case, specifying the amount by which the LTV Ratio exceeds 0.75 to 1.0 and the steps being taken by the Borrower with respect thereto, (y) at such time that none of the Concentration Ratios exceeds the corresponding Concentration Limits set forth in Section 4.01(x) and specifying the Concentration Ratios at such time, or if such not the case, specifying which of the foregoing is not the case and the steps being taken by the Borrower with respect thereto; and

(E)   such other information respecting the Borrower’s financial conditions or operations or other matters pertaining to the Borrower as the Administrative Agent or any Lenders may from time to time reasonably request.

(b)   Litigation. The Borrower will deliver to the Administrative Agent prompt (but in any event within 10 days) written notice of any litigation or legal proceeding affecting the Borrower involving an amount, singly or in the aggregate, in excess of $1,000,000 whether or not covered by insurance.

(c)   Compliance with Laws, Equipment Leases, Etc. The Borrower will (i) comply with all laws, rules, regulations and orders applicable to the Borrower Collateral, if the failure to so comply would materially adversely affect the Borrower Collateral, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Borrower’s books in accordance with GAAP and (ii) comply with all of the terms, provisions, restrictions, covenants and agreements set forth in the Equipment Leases and in each and every supplement to or amendment thereof.

(d)   No Liens. The Borrower will pay or discharge, at its own cost and expense, any and all claims, liens or charges (other than Permitted Liens) on or with respect to the Borrower Collateral. In the event that any of the Borrower Collateral, or any Item of Equipment thereof, shall be attached, distrained or otherwise levied upon, the Borrower shall cause such attachment, distraint or levy to be vacated within fifteen (15) days from the date such claim, lien or claim shall have attached, been distrained or levied against the Borrower Collateral. The Borrower further agrees to indemnify and hold harmless each of the Lenders and the Administrative Agent from and against any direct loss, costs or expenses (including reasonable legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such claim, lien, or charge on or with respect to the Borrower Collateral. There will be no financing statements or other filed or recorded instruments in which the Borrower is named and which the Borrower has signed, as debtor or mortgagor, now on file at the STB, the Registrar General of Canada or in any other public office covering any of the Borrower Collateral, excepting the financing statements or other instruments filed or to be filed in respect of and for the security interest provided for in the Security Agreement and in the Equipment Leases and except for any of the foregoing as to which a corresponding release has been filed with the STB and the Registrar General of Canada and Uniform Commercial Code Financing Statements as to which corresponding Uniform Commercial Code Termination Statements have been filed in the appropriate state filing office in the States of California, Delaware, Florida and Illinois.

(e)   No Modification to Equipment Lease Payments. The Borrower shall not modify, amend, accept any payment from any Equipment Lessee under or make any payments on behalf of or to any Equipment Lessee for the purpose or with the result, whether or not intended, of concealing or preventing an event of default under, any Equipment Lease. The Borrower agrees to cause each payment made under an Equipment Lease or otherwise relating to the Equipment to be made directly into the Escrow Account and agrees that if any such payment is received by it such payment shall be held in trust for the sole benefit of the Lenders and shall promptly be deposited in the Blocked Account in accordance with Section 7.03 of the Security Agreement.

(f)   Equipment Leases. The Borrower shall deliver a copy of each of the Equipment Leases to the Administrative Agent in accordance with Section 4.02 of the Security Agreement. Within fifteen (15) days after the end of each fiscal quarter of the Borrower, the Borrower shall notify the Administrative Agent in writing regarding any change in the identity of any Equipment Lessee, in the car number assigned to any Item of Equipment, any decrease in the amount of rentals under any Equipment Lease or in any lease terms of the Equipment Leases. Nothing in this Section 4.01(f) shall be construed as a waiver of the Borrower’s obligations under the Security Agreement with respect to the Equipment Leases.

(g)   Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation, or change the form of organization of its business, or transfer its properties and assets substantially as an entirety to any other Person.

(h)   Appraisals. The Borrower shall deliver to the Administrative Agent (i) a Physical Appraisal of the Fair Market Value of the Equipment (i) within forty-five (45) days from the Closing Date and (ii) within sixty (60) days after the end of the fiscal year 2007 of the Borrower, and (ii) a Desktop Appraisal of the Fair Market Value of the Equipment within forty-five (45) days after the end of each fiscal year of the Borrower, except for the fiscal year 2007; notwithstanding the foregoing, in the event that there is a Regulatory Change which in the Administrative Agent’s reasonable opinion would have a material adverse effect on the economic value of the Equipment, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent within sixty (60) days of receipt of notice of such a Regulatory Change from the Administrative Agent, a Physical Appraisal of the Fair Market Value of the Equipment at such time.

(i)   Investments. Borrower will not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become contingently liable, in connection with the liabilities, obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or any other investment in, any Person, other than Permitted Investments. The Borrower will not issue any memberships or other capital interest in the Borrower or any options, warrants or other rights with respect to or securities convertible into, such interests.

(j)   No Capital Expenditures. Except as expressly required or permitted by the Loan Documents, the Borrower will not make any expenditure (by long-term or operating lease or otherwise) for capital or other assets (both realty and personalty) nor will it acquire, directly or indirectly, any legal or beneficial interest in any Note or any other property. Nothing in this Section 4.01(j) shall prohibit the Borrower from making such expenditures as are necessary to (i) maintain and preserve the Equipment (and the other Borrower Collateral) and (ii) acquire Additional Equipment consistent with the terms of the Loan Documents.

(k)   No Other Business; No Employees. The Borrower will not (i) engage in any business or enterprise or enter into any transaction other than as contemplated by, and in accordance with, the Loan Documents and (ii) have any employee.

(l)   No Other Agreements; No Waivers. Except as expressly required or permitted by the Loan Documents, the Borrower will not enter into or be a party to any agreement or instrument other than the Loan Documents and, through the applicable Assignments, the Equipment Leases, except for such agreements and instruments as the Borrower enters into in the ordinary course of its business, nor will it amend, modify or waive any material provision of any Loan Document or give any approval, consent, permission or instruction provided for in, or take any other action under, any thereof, in each case, without the prior written consent of the Administrative Agent.

(m)   No Modification of Charter Documents. The Borrower will not amend, repeal or modify the Limited Liability Company Agreement (other than Sections 4.1, 4.6, 5.3 (other than clause (a)), 5.4, 5.5 (other than clause (a)), 7.1, 7.2, 7.4, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and Articles X, XI, and XIV therein) or other similar organizational documents relating to the governance of the Borrower without the prior written consent of the Administrative Agent.

(n)   Maintenance of Existence. The Borrower will (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises, (ii) maintain its existence as a limited liability company under and in compliance with all Applicable Laws and (iii) promptly (but in any event within ten (10) days) provide the Administrative Agent with all such financial and other information concerning its affairs as the Administrative Agent may from time to time reasonably request in connection with the transactions contemplated by the Loan Documents.

(o)   No Petition. To the extent it may lawfully so agree, the Borrower agrees not to (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, sequestration, dissolution, composition, or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors, or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clause (i) or (ii).

(p)   Use of Proceeds. The Borrower will use the proceeds of the Loans in the manner specified in Section 1.07 hereof.

(q)   Separate Entity. The Borrower agrees that it will (i) maintain and keep its books and records separate from any other Person; (ii) not commingle its assets with those of any other Person; (iii) conduct its business in its own name; (iv) maintain separate financial statements; (v) pay its own liabilities out of its own funds; (vi) observe all organizational formalities; (vii) maintain an arm’s length relationship with its Affiliates; and (vii) generally hold itself out as a separate entity.

(r)   Recording, Further Filings, Documents, Etc. On the Closing Date and at any time thereafter, the Borrower shall take all steps as shall be required to be taken by it and as are necessary to establish and perfect the interests of the Secured Party in the Borrower Collateral, including the execution and delivery of all agreements, documents, filings and certificates (or any amendments or supplements thereto) reasonably requested by the Secured Party for such purpose. The Borrower will be responsible for and bear the expense of recording and re-recording, registering and reregistering and filing and refiling such instruments for such purpose.

(s)   Authorizations. The Borrower will obtain and keep in full force and effect all authorizations from, and make and keep in full force and effect all registrations with, governmental authorities that may be required for (i) the validity or enforceability against the Borrower of this Agreement, and (ii) the validity or enforceability of the Loan Documents to which it is a party. The Borrower will in the future promptly obtain, from time to time, any and all consents, approvals, licenses and authorizations and all renewals and extensions thereof and make any and all such filings and registrations and all renewals and extensions thereof as shall now or hereafter be required under Applicable Law (including foreign exchange laws) for the entering into and performance by the Borrower of the Loan Documents to which it is a party and will promptly forward copies thereof to the Administrative Agent.

(t)   Margin Regulations. The Borrower will not use any of the proceeds, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock (as such term is defined in Regulation U issued by the Board) or to extend credit to any other person for the purpose of purchasing or carrying any Margin Stock. The Borrower will not engage principally, or as one of its important business activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Neither the Borrower nor any agent acting in its behalf will take any action that might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended.

(u)   Tax Returns. During the term of the Borrower’s obligations under this Loan Agreement and under any other Loan Documents, the Borrower, or its permitted successors or assigns, will file or cause to be filed, or will timely request an extension to file, all federal and material state and local tax returns which, to the Borrower’s knowledge, are required to be filed by the Borrower, and will pay, or make provisions to pay, all taxes which have or may become due pursuant to such returns or pursuant to any assessment received by it or any of its properties, and all other taxes, fees, or other charges imposed on it or any of its properties, other than taxes which are contested in good faith by appropriate proceedings and with respect to which the Borrower shall provide appropriate reserves on its books in accordance with GAAP consistently applied.

(v)   Solvency. The Borrower shall not incur debts which (i) cannot be paid from the then-present saleable value of its property, (ii) would be beyond its ability to pay as such debts mature, or (iii) would render it insolvent within the meaning of Section 101(32) of the United States Bankruptcy Code and Section 271 of the New York Debtor and Creditor Law.

(w)   Delivery of Notices. The Borrower shall promptly deliver to the Administrative Agent copies of all notices in respect of the Borrower Collateral received by the Borrower.

(x)   Concentration Limits. The Borrower shall not permit for any period in excess of sixty (60) consecutive days: (i) the ratio of the Fair Market Value of the Equipment leased to Equipment Lessees that are not Approved Lessees to the aggregate Fair Market Value of all the Equipment to exceed 0.40 to 1.0, (ii) the ratio of the Fair Market Value of the Equipment subject to leases which are on a month-to-month term to the aggregate Fair Market Value of all the Equipment to exceed 0.05 to 1.0, (iii) the ratio of the Fair Market Value of the Equipment on lease to a single Equipment Lessee that is not an Approved Lessee to the aggregate Fair Market Value of all the Equipment to exceed 0.05 to 1.0, and (iv) the ratio of the Fair Market Value of the Equipment on lease to a single Equipment Lessee that is an Approved Lessee to the aggregate Fair Market Value of all of the Equipment to exceed 0.20 to 1.0 (the ratios specified in clauses (i) through (iv) collectively referred to as the “Concentration Ratios”).

(y)   Escrow Agreement. The Borrower shall promptly (but in any event within 10 days) notify the Administrative Agent of (i) any modification or amendment to the Escrow Agreement (including any addition, withdrawal of, or assignment of the Escrow Agreement by, any Principal (as defined in the Escrow Agreement) other than the Borrower) and (ii) the receipt by the Borrower of a resignation notice from the Escrow Agent pursuant to Section 10 of the Escrow Agreement. In addition, the Borrower shall not withdraw from, agree to any amendment or modification of, or exercise any of its rights as a Principal under, the Escrow Agreement without the prior written consent of the Administrative Agent.

ARTICLE 5

EVENTS OF DEFAULT

Section 5.01   Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(a)   Any payment of principal of, interest on, or Funding Loss Amount related to, any of the Loans or the Notes shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes and such failure shall continue unremedied for 5 Business Days;

(b)   Any Loan Document Representation and Warranty shall prove at any time to have been incorrect or misleading in any material respect when made;

(c)   (i) The Borrower shall default in the performance or observance of:

(A)   any term, covenant, condition or agreement contained in Clauses (a)(i), (b), (d), (e), (g), (i), (j), (k), (l), (m), (n), (o), (p), (q), (t), (v), (x) or (y) of Section 4.01 of this Agreement or Sections 3.02, 3.03 (but only to the extent that the Lien referred to therein was created or assumed by the Borrower), 3.09, 6.02 or 7.03 of the Security Agreement; or

(B)   any term, covenant, condition or agreement contained in this Agreement or any other Loan Document or any Equipment Lease (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after (x) a Responsible Officer of the Borrower has become aware or, in the exercise of his or her normal duties, should have become aware of the same or (y) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured; provided that, no such failure shall constitute an Event of Default hereunder for a period of 30 days so long as such failure is capable of being remedied and the Borrower is diligently proceeding to remedy such failure;

(ii)   Any Loan Party shall default in the performance or observance of:

(A)   any term, covenant, condition or agreement contained in Sections 3.01(a), (b), (c) (but only to the extent the financing statement or like instrument referred therein was filed or authorized to be filed by such Loan Party), (d)(i), (d)(ii), 3.03, 3.06, 3.08 or 3.10 of the Pledge Agreement to which such Loan Party is a party; or

(B)   any term, covenant, condition or agreement contained in any Loan Document (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Administrative Agent to such Loan Party requiring that such default be cured; provided that, no such failure shall constitute an Event of Default hereunder for a period of 30 days so long as such failure is capable of being remedied and such Loan Party is diligently proceeding to remedy such failure;

(d)  The Borrower shall fail to perform any material (i) term, (ii) condition or (iii) covenant of any bond, note, debenture, loan agreement, indenture, trust agreement, mortgage or similar instrument to which the Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected, or an “Event of Default” or “event of default” shall occur under any of the foregoing instruments, and, as a result thereof, after the expiration of any applicable grace period, if any, any indebtedness included therein or secured thereby shall have been declared due and payable in accordance with the provisions of the instrument evidencing or creating or securing such indebtedness prior to the date on which such indebtedness would otherwise have become due and payable;

(e)  (i) The Borrower, all Pledgors, or a Majority Pledgor, if any, shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any limited liability company action for the purpose of effecting any of the foregoing;

(ii) (A) A case or other proceeding shall be commenced against the Borrower, all Pledgors, or a Majority Pledgor, if any, seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, all Pledgors, or a Majority Pledgor, if any, or of all or any substantial part of the assets, domestic or foreign, of the Borrower, all Pledgors, or a Majority Pledgor, if any, and such case or proceeding shall continue undismissed and unstayed for a period of 30 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower, all Pledgors, or a Majority Pledgor, if any, (including an order for relief under such Federal bankruptcy laws) shall be entered;

(f)   A judgment or order shall be entered against the Borrower by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $100,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of the Majority Lenders, together with all other such judgments or orders, have a Materially Adverse Effect on the Borrower;

(g)   The Security Agreement shall cease to create in favor of the Secured Party a valid, perfected first priority security interest in and lien on any of the Borrower Collateral therein (except as otherwise therein provided with respect to Permitted Liens);

(h)     The Pledge Agreement shall cease to create in favor of the Secured Party a valid, perfected first priority security interest in and lien on any of the Pledgors Collateral therein;

(i)     (1) any Termination Event shall occur with respect to any Benefit Plan of the Borrower or any of its ERISA Affiliates, (2) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (3) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (4) the Borrower or any of its ERISA Affiliates shall be in “default” (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Benefit Plan as a result of such Person’s complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (5) the Borrower or any of its ERISA Affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (6) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower or any of its ERISA Affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, or (7) any other event or condition shall occur or exist with respect to any such Benefit Plan, except that no event or condition referred to in clauses (1) through (7) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject, the Borrower to any Liability that, alone or in the aggregate with all such Liabilities under this Section 5.01(i) for all such Persons, exceed $500,000;

(j)  Any Loan Party or any Affiliate of any Loan Party asserts in writing, or any Loan Party or any Affiliate of any Loan Party or any other Person institutes any proceedings seeking to establish, that (i) any provision of the Loan Documents is invalid, not binding or unenforceable, or (ii) the Security Interest is not a valid and perfected first priority security interest in the Collateral subject only to, in the case of the Security Interest under the Security Agreement, Permitted Liens;

(k)    The Borrower shall make or suffer any unauthorized assignment or transfer of any Item of Equipment or of the right to possession of any thereof (except as provided in the Equipment Leases);
(l)  MILPI shall at any time beneficially own, directly or indirectly, less than 100% of the membership interest in the Manager; or

(m)   (i) The Management Agreement shall terminate or otherwise cease to be in effect for any reason and the Borrower and PLM have not entered into a new agreement that has substantially similar terms and has been approved by the Administrative Agent, (ii) PLM shall no longer act as Manager (unless removed by the Administrative Agent following a default under the Management Agreement) or (iii) PLM does not maintain a management team consistent with the quality of the existing PLM management team.

Section 5.02   Remedies upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 5.01(e)) and in every such event, the Administrative Agent may, or upon the request of the Majority Lenders, shall, upon notice to the Borrower, declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents to be, and the Loans and the Notes and all such other amounts shall thereupon and to that extent become, due and payable. Upon the occurrence of an Event of Default specified in Section 5.01(e), automatically and without any notice to the Borrower, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents shall be due and payable. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 5.02) are hereby expressly waived.

ARTICLE 6

REGISTRATION OF THE NOTE

Section 6.01Registered Notes. A Lender may have its Note issued as a Registered Note, and for this purpose the Borrower shall cause to be maintained a register of the registration of any such Note (such register herein called the “Register”). Once issued, a Registered Note may not be exchanged for a Note that is not a Registered Note and the ownership of a Registered Note, and of the Loan evidenced thereby, may be transferred provided that such transfer shall not be effective unless (a) such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Register and (b) the transfer of such Registered Note was made in accordance with the provisions of Section 8.09(a)(ii).

ARTICLE 7

THE ADMINISTRATIVE AGENT

Section 7.01   Appointment and Powers. Each Lender hereby irrevocably appoints and authorizes HSH Nordbank AG, and HSH Nordbank AG hereby agrees, to act as the agent for and representative (within the meaning of Section 9-102(a)(72) of the Uniform Commercial Code) of such Lender under the Loan Documents with such powers as are delegated to the Administrative Agent and the Secured Party by the terms thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent’s duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Administrative Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Administrative Agent shall not, by reason of its serving as the Administrative Agent, be a trustee or other fiduciary for any Lender.

Section 7.02   Limitation on Administrative Agent’s Liability.Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, including, without limitation, any determinations the Administrative Agent may make in its capacity as Administrative Agent or Secured Party in respect of the Collateral, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Administrative Agent shall not be responsible to any Lender for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any of the Lenders under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document, (c) the value or sufficiency of the Collateral, including, without limitation, the creditworthiness of any Equipment Lessee or (d) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Administrative Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders and such instructions shall be binding upon all Lenders.

Section 7.03   Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment to it of principal of or interest on Loans or fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such that an Event of Default has occurred and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent has knowledge of such a non-payment or receives such a Notice of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of any Default, the Administrative Agent shall (a) in the case of a Default that constitutes an Event of Default, take the actions referred to in the last paragraph Section 6.01 if so directed by the Majority Lenders and (b) in the case of any other Default, take such other action with respect to such Default as shall be reasonably directed by the Majority Lenders. Unless and until the Administrative Agent shall have received such directions, in the occurrence of any Event of Default, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 7.04   Rights as a Lender. Each Person acting as the Administrative Agent that is also a Lender shall, in its capacity as a Lender, have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall include such Person in its individual capacity. Each Person acting as the Administrative Agent (whether or not such Person is a Lender) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as the Administrative Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Lenders.

Section 7.05   Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower under the Loan Documents), ratably on the basis of the respective principal amounts of the Loans outstanding made by the Lenders (or, if no Loans are at the time outstanding, ratably on the basis of their respective Commitments), for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including the costs and expenses that the Borrower is obligated to pay under the Loan Documents) in any way relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from gross negligence, willful misconduct or knowing violations of law by the Administrative Agent.

Section 7.06   Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has made and will continue to make, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower, its own evaluation of the Collateral, including, without limitation, the creditworthiness of any Equipment Lessee, and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or the Collateral. The Administrative Agent shall provide to each of the Lenders copies of all reports, notices and certificates to be furnished to the Administrative Agent by the Borrower pursuant to Section 4.01(a) hereof and copies of all other reports, notices and certificates and other documents and information expressly required to be furnished to the Administrative Agent by Borrower or any other Person under the Loan Documents. Except for notices, reports, certificates and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under the Loan Documents, the Administrative Agent shall have no obligation to provide any Lender with any information concerning the business, status or condition of the Borrower, the Loan Documents or the Collateral that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 7.07   Execution and Amendment of Loan Documents on Behalf of the Lenders. Each Lender hereby authorizes the Administrative Agent to execute and deliver, in the name of and on behalf of such Lender, (a) the Security Agreement, (b) all UCC financing and continuation statements and other documents the filing or recordation of which are, in the determination of the Administrative Agent, necessary or appropriate to create, perfect or maintain the existence or perfected status of the Lien created by the Security Agreement, including, without limitation, any amendments or supplements to any of the Loan Documents and (c) any other Loan Document requiring execution by or on behalf of such Lender. The Administrative Agent shall consent to any amendment of any term, covenant, agreement or condition of the Security Agreement or any other Loan Documents, or to any waiver of any right thereunder or termination thereof, if, but only if, the Administrative Agent is directed to do so in writing by the Majority Lenders; provided, however, that (i) the Administrative Agent shall not be required to consent to any such amendment or waiver that affects its rights or duties and (ii) the Administrative Agent shall not, unless directed to do so in writing by each Lender affected thereby, (A) consent to any assignment by the Borrower of any of its rights or obligations under any such agreement, (B) release any Borrower Collateral from the Lien created by the Security Agreement, except as required or contemplated by the Loan Documents, (C) consent to any amendment or waiver that (w) changes the amount of such Lender’s Commitment while such Commitment remains outstanding, (x) reduces or increases the principal of or reduces the rate of interest on such Lender’s Loans or Notes or the fees or other amounts payable to such Lender hereunder, (y) postpones any date fixed (otherwise than as a result of prepayment) for any payment of principal of or interest on such Lender’s Loans or Notes or the fees payable to such Lender hereunder, (z) amends this Section 7.07 or any other provision of this Agreement requiring the consent or other action of all of the Lenders, (aa) modifies the definition of “Majority Lenders” or modifies in any manner the number or percentage of the Lenders required to make any determinations or to waive any rights hereunder, (bb) waives any of the conditions precedent to the making of Loans hereunder, (cc) modifies the obligation of the Borrower to cause the LTV Ratio not to exceed 75% at any time, or (dd) modifies the Concentration Limits set forth in Section 4.01(x) hereof.

Section 7.08   Resignation of the Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders may, after consultation with the Borrower or without consultation with the Borrower if an Event of Default has occurred and is continuing, appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and after consultation with the Borrower, appoint a successor Administrative Agent. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Loan Documents and (b) the retiring Administrative Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Administrative Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Administrative Agent with respect to the Collateral to the successor Administrative Agent. After any the resignation of any Administrative Agent as Administrative Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

ARTICLE 8

MISCELLANEOUS

Section 8.01   Notices and Deliveries.  (a) Notices and Materials Other than Collateral.

Except as provided in Section 8.01(b):

(i)   Manner of Delivery. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telecopy transmissions). Notices under Sections 1.02, 1.05 and 5.02 may be by telephone, promptly, in the case of each notice other than one under Section 5.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Administrative Agent has acted in reliance on such telephonic notice.

(ii)   Addresses. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

(A)   if to the Borrower, at its address at:

PLM Rail Partners, LLC

   One North LaSalle Street, Suite 2700
   Chicago, Illinois 60602
   Telecopier No.: 312-857-1030
   Attention: Michael Clayton

with a copy to:

Chapman and Cutler LLP

   111 West Monroe Street
   Chicago, Illinois 60603
   Telecopier No.: 312-701-2361
   Attention: Michael G. McGee

(B)   if to the Administrative Agent, at its address at:

HSH Nordbank AG, New York Branch
590 Madison Avenue, 28th Floor
New York, NY 10022
Telecopier No.: 212-407-6033
Attention: Kristie Li

with a copy to:

Pillsbury Winthrop LLP
1540 Broadway
New York, NY 10036
Telecopier No.: 212-858-1500
Attention: Jonathan B. Whitney, Esq.

(C)   if to any Lender, to it at the address or telex , telecopier or telephone number and to the attention of the individual or department, set forth below such Lender’s name under the heading “Notice Address” on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, set forth under the heading “Notice Address” in the Notice of Assignment given to the Borrower and the Administrative Agent with respect to such assignment;

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned “Notice of Change of Address” given to (x) if the party to which such information pertains is the Borrower, the Administrative Agent and each Lender, (y) if the party to which such information pertains is the Administrative Agent, the Borrower and each Lender and (z) if the party to which such information pertains is a Lender, the Borrower and the Administrative Agent.

(iii)   Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Administrative Agent to the Borrower under Section 5.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Administrative Agent or any Lender pursuant to Sections 1.02, 1.05 and 1.12(b) and Article 4 shall not be deemed given or delivered until received by the officer of the Administrative Agent or such Lender responsible, at the time, for the administration of the Loan Documents.

(iv)   Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Administrative Agent or the Lenders to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Administrative Agent or the Lenders of any of their rights thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

(b)   Collateral. Until the Administrative Agent shall otherwise specify, all Borrower Collateral to be delivered to the Administrative Agent pursuant to the Loan Documents consisting of instruments, securities, chattel paper, letters of credit or documents shall be delivered to the Administrative Agent at the Administrative Agent’s Office either by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, in either case insured in an amount not less than the greater of the aggregate face amount and the aggregate fair market value of the Borrower Collateral so being delivered. All other Borrower Collateral to be delivered to the Administrative Agent pursuant to the Loan Documents shall be delivered to such Person, at such address, by such means and in such manner as the Administrative Agent may designate.

Section 8.02   Expenses; Indemnification. Whether or not any Loans are made hereunder, the Borrower shall:

(a)  pay or reimburse the Administrative Agent and each Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans;

(b)  pay or reimburse the Administrative Agent for all costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Administrative Agent) incurred by the Administrative Agent in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Borrower Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of the Administrative Agent or the Lenders in, under or related to the Borrower Collateral or the Loan Documents or (C) the performance of any of the obligations of the Administrative Agent or the Lenders under or related to the Loan Documents, (iv) protecting or preserving the Borrower Collateral or (v) protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent or the Lenders in, under or related to the Borrower Collateral or the Loan Documents , including defending the Security Interest as a valid, perfected, first priority security interest in the Borrower Collateral subject only to Permitted Liens;

(c)  pay or reimburse each Lender for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Lender) incurred by such Lender in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) consulting with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Borrower Collateral or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents or (iii) protecting, preserving, exercising or enforcing any of its rights in, under or related to the Borrower Collateral or the Loan Documents; and

(d)  indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (x) gross negligence or willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person’s failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

Section 8.03   Amounts Payable Due upon Request for Payment. All amounts payable by the Borrower under Section 8.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

Section 8.04   Remedies of the Essence. The various rights and remedies of the Administrative Agent and the Lenders under the Loan Documents are of the essence of those agreements, and the Administrative Agent and the Lenders shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

Section 8.05   Rights Cumulative. Each of the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

Section 8.06   Amendments; Waivers. xl) Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (i) in the case of an amendment or waiver with respect to the Loan Documents referred to in Section 7.07(a), the Administrative Agent, (ii) in the case of an amendment or waiver with respect to any other Loan Document, the Majority Lenders and, if the rights and duties of the Administrative Agent are affected thereby, by the Administrative Agent and (iii) in the case of an amendment with respect to any Loan Document, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Lender affected thereby, to the extent it (A) changes the amount of such Lender’s Commitment, (B) reduces the principal of or the rate of interest on such Lender’s Loans or Notes or the fees payable to such Lender hereunder, (C) postpones any date fixed (otherwise than as a result of a prepayment) for any payment of principal of or interest on such Lender’s Loans or Notes or (D) amends this Section 8.06 or any other provision of this Agreement requiring the consent or other action of all of the Lenders. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent or any Lender under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Administrative Agent or any Lender under the Loan Documents or Applicable Law.

Section 8.07   Set-Off; Suspension of Payment and Performance. The Administrative Agent and each Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether owing to such Person or to any other Person that is the Administrative Agent or a Lender and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates in an amount of the Loans plus interest accrued thereon and other amounts then due and payable under the Loan Documents and, in the case of Liabilities that are deposits, to the extent necessary, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

Section 8.08   Sharing of Recoveries.  (a) Each Lender agrees that, if, for any reason, including as a result of (i) the exercise of any right of counterclaim, set-off, banker’s lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a debt owed by it to the Borrower, including a claim deemed secured under Section 506 of the Bankruptcy Code, or (iii) the allocation of payments by the Administrative Agent or the Borrower in a manner contrary to the provisions of Section 1.14, such Lender shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal of or interest on the Loans that is greater than the proportion received by any other Lender in respect of the aggregate of such amounts due and payable to such other Lender hereunder, then the Lender receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Lenders hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata among the Lenders; provided that if all or part of such proportionately greater payment received by the purchasing Lender is thereafter recovered by or on behalf of such Lender, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Lender to the extent of such recovery, but without interest (unless the purchasing Lender is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Lender shall be required to pay interest at a like rate). The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 8.08(a) shall, with respect to such participation, be entitled to all of the rights of a Lender under Sections 1.08, 1.09, 1.10, 8.02 and 8.07 (subject to any condition imposed on a Lender hereunder with respect thereto) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation.

(b)  Each Lender agrees that, in the event it exercises any right of counterclaim, set-off, banker’s lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between (i) obligations of the Borrower for amounts subject to the sharing provisions of Section 8.08(a) and (ii) other obligations of the Borrower owing to such Lender in its individual capacity and not as an agent or similar capacity, provided that nothing contained in this Section 8.08 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefit of, any such right with respect to any other indebtedness or other obligation of the Borrower to such Lender.

Section 8.09   Assignments and Participations.  (a) Assignments. (i) The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of (A) in the case of the Loan Documents referred to in Section 7.07(a), the Administrative Agent and (B) in the case of any of the other Loan Documents, each Lender, and no assignment of any such obligation shall release the Borrower therefrom unless the Administrative Agent or each Lender, as applicable, shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

(ii)   Each Lender may from time to time assign any or all of its rights and obligations under the Loan Documents to one or more Persons, without the consent of the Borrower; provided that, no such assignment shall be effective unless (A) the assignment is consented to by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld or delayed, (B) a Notice of Note Assignment with respect to the assignment, duly executed by the assignor and the assignee, shall have been given to the Borrower and the Administrative Agent, (C) in the case of an assignment of a Registered Note, such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Register and (D) except in the case of an assignment by the Lender that is the Administrative Agent, the Administrative Agent shall have been paid an assignment fee of $2,500. Upon any effective assignment, the assignee shall have all of the rights and shall be obligated to perform all of the obligations of a Lender; provided, however, that no assignee shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment under Section 1.06, 1.09 or Section 1.10 unless (x) such amounts are payable in respect of a Regulatory Change Enacted after the date the applicable assignment agreement was executed or (y) such amounts would have been payable to the Lender that made such assignment if such assignment had not been made. In the event of any effective assignment by a Lender, the Borrower shall, against (except in the case of a partial assignment) receipt of the existing Note of the assignor Lender, issue a new Note to the assignee Lender.

(b)   Participations.  Each Lender may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Administrative Agent or any other Lender; provided, however, that for so long as no Event of Default or Default occurs, in no event shall any Lender sell a participation to any Person who is an operating lessor of Rolling Stock and a competitor of the Borrower without the written consent of the Borrower (as the circumstances may require). Each Lender undertakes to request the prior written consent of the Borrower before selling any participation to an operating lessor of Rolling Stock, provided that any refusal by the Borrower to consent to any such transfer shall be accompanied by a certification, in form and substance reasonably satisfactory to the Lender, that such prospective participant is a competitor of the Borrower and shall be delivered to the Lender within twenty-five (25) days of the date the Lender requests Borrower’s consent. In the event of any such grant by a Lender of a participation, such Lender’s obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower, the Administrative Agent and the other Lenders may continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations thereunder. A Lender may not grant to any holder of a participation the right to require such Lender to take or omit to take any action under the Loan Documents, except that a Lender may grant to any such holder the right to require such holder’s consent to (i) reduce the principal of or the rate of interest on such Lender’s Loans or the fees payable to such Lender hereunder, (ii) postpone any date fixed for any payment of principal of or interest on such Lender’s Loans or the fees payable to such Lender hereunder, (iii) permit any Loan Party to assign any of its obligations under the Loan Documents to any other Person, or (iv) release any Collateral from the Security Interest except as required or contemplated by the Loan Documents. Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Lender as fully as though it were a Lender and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its participation under Section 1.06, 1.09 or Section 1.10 unless (x) such amounts are payable in respect of a Regulatory Change Enacted after the date the applicable participation agreement was executed or (y) such amounts would have been payable to the Lender that granted such participation if such participation had not been granted. Each Lender selling or granting a participation, including a participation sold pursuant to Section 8.09 shall indemnify the Borrower and the Administrative Agent for any Taxes and Liabilities that they may sustain as a result of such Lender’s failure to withhold and pay any Taxes applicable to payments by such Lender to its participant in respect of such participation.

(c)   Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

Section 8.10   Governing Law. The rights and duties of the Borrower, the Administrative Agent and the Lenders under this Agreement and the Notes (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

Section 8.11   Submission to Jurisdiction. (a) Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any party or its successors or assigns, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court, and each of the parties hereto hereby agrees not to assert, by way of motions as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Administrative Agent, any Lender or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent, any Lender or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction.

(b)  The due payment and performance of the obligations of the Borrower under the Loan Documents shall be without regard to any counterclaim or right of offset or any other claim which the Borrower may have against any Lender or the Administrative Agent, and no such counterclaim (other than a compulsory counterclaim) or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Lender or the Administrative Agent for the payment or performance of such obligations; provided, however, that if the Borrower refrains from asserting any counterclaim or offset pursuant to this Section 8.11(b), in opposing such counterclaim or offset each Lender or the Administrative Agent, as the case may be, agrees not to assert the failure of the Borrower to assert such counterclaim or offset in any such action. Nothing herein shall prevent the Borrower from commencing a separate action against any Lender or the Administrative Agent.

Section 8.12   LIMITATION OF LIABILITY. NEITHER THE ADMINISTRATIVE AGENT NOR THE LENDERS NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE, DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

Section 8.13   Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

Section 8.14   Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

Section 8.15   Survival of Obligations. Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Administrative Agent, the Lenders and the other Indemnified Persons under the Loan Documents shall survive the Maturity Date and the termination of the Security Interest.

Section 8.16   Entire Agreement. Agreement, together with the other Loan Documents, the schedules, the annexes and the exhibits and the other agreements referred to herein or therein, constitute the entire understanding between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement, and this Agreement is the entire agreement between the parties hereto relating to the subject matter hereto.

Section 8.17   Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.18   WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 9

DEFINITIONS

Section 9.01   Definitions. For the purpose of this Agreement.

“AAR” shall have the meaning specified in Section 1.01 of the Security Agreement.

“Accumulated Funding Deficiency” shall have the meaning ascribed to that term in Section 302 of ERISA.

“Accumulated Proceeds” shall have the meaning assigned to it in Section 1.05(a).

“Additional Collateral” shall mean the Additional Equipment and the related Equipment Leases.

“Additional Commitment” shall mean a commitment established in accordance with Section 1.16 hereof and pursuant to an Additional Commitment Addendum.

“Additional Commitment Addendum” shall mean an addendum to this Agreement entered into by, and in form and substance satisfactory to, the Borrower, the Administrative Agent and each Lender establishing an Additional Commitment pursuant thereto.

“Additional Equipment” shall mean any Equipment acquired by or contributed to the Borrower to comply with the requirements of the Sections 1.05(c) or 1.16 of this Agreement.

“Additional Loan” shall mean a Loan made pursuant to an Additional Commitment.

“Adjusted Operating Revenues” shall have the meaning assigned to it in Section 6.01 of the Management Agreement.

“Administrative Agent” shall have the meaning specified in the preamble of this Agreement.

“Affiliate” shall mean in respect to any Person any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association or other entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person; provided that, with respect to the Borrower, any Loan Party shall be deemed to be an Affiliate of the Borrower for purposes of this Agreement and of any other Loan Documents. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or equity interests, by contract or otherwise; the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreement” shall mean this $25,314,750 Loan Agreement as the same may be amended, supplemented or modified, from time to time.

“Agreement Date” shall mean June 30, 2004.

“Applicable Law” shall mean, anything in Section 8.10 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies or transnational authorities, (ii) Governmental Approvals and Governmental Registrations, (iii) orders, decisions, judgments and decrees and (iv) treaties.

“Appraisal” shall mean, as the context may require, a Desktop Appraisal or a Physical Appraisal.

“Appraiser” shall mean RailSolutions, Inc. or any other qualified independent appraiser approved by the Administrative Agent and the Borrower.

“Approved Lessee” shall mean any Equipment Lessee, or the parent company of such Equipment Lessee, which has a rating of “BBB-“ or “Baa3” long term or better or “A-1” or “P-1” short term or better, by Standard & Poor’s and Moody’s Investor Services, respectively, or that are otherwise approved in writing by the Administrative Agent in its sole and absolute discretion. The list of Approved Lessees as approved by Administrative Agent in its sole and absolute discretion as stated above is contained in Schedule B hereto, as the same may be modified from time to time by the Administrative Agent.

“Asset Transfer Agreement” shall mean each of the Asset Transfer Agreements dated as of the date hereof between the Borrower and each of the PLM Growth Funds, in the form of Annex B hereto, and any future asset transfer agreements entered into by the Borrower in respect of any Additional Equipment.

“Assignment” shall mean each of the Assignment and Assumption Agreements dated as of the date hereof between the Borrower and each of the PLM Growth Funds, in the form of Annex C hereto and any future assignment and assumption agreements entered into by the Borrower in respect of any Additional Equipment.

“Availability Period” shall mean the period from the date hereof to and including July 9, 2004.

“Available Amount” shall have the meaning assigned to it in Section 1.01 of the Security Agreement.

“Benefit Plan” of any Person, shall mean, at any time, any employee benefit plan (including a Multiemployer Benefit Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

“Bills of Sale” means the bills of sale delivered by the PLM Growth Funds to the Borrower with respect to each Item of Equipment.

“Blocked Account” shall have the meaning assigned to it in the Security Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning specified in the preamble of this Agreement.

“Borrower Collateral” shall mean “Collateral” as defined in the Security Agreement.

“Business Day” means any day of the year other than a Saturday, Sunday or a holiday on which banks are required or authorized by law to close in New York, New York and, if applicable, a day on which dealings in Dollar deposits are also carried on in the London interbank Eurodollar market and banks are open for business in London.

“Casualty Loss” shall have the meaning assigned to it in Section 5.02 of the Security Agreement.

“Closing Date” shall have the meaning assigned to it in Section 1.01(a) hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and rulings and regulations issued thereunder.

“Collateral” shall mean the Borrower Collateral and the Pledgors Collateral.

“Commitment” of any Lender means the amount set forth opposite such Lender’s name under, in the case of a Tranche A Lender, the heading “Tranche A Commitment” on Annex A hereto, in the case of a Tranche B Lender, the heading “Tranche B Commitment” on Annex A hereto and, in the case of a Lender party to an Additional Commitment Addendum, under the heading “Additional Commitment” on such Additional Commitment Addendum, or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor’s Commitment assigned to such Lender.

“Concentration Limits” shall have the meaning assigned to it in Section 1.05(b).

“Concentration Ratios” shall have the meaning assigned to it in Section 4.01(x).

“Contract” means (a) any agreement (whether bi-lateral or unilateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning assigned to it in Section 1.03(c) hereof.

“Desktop Appraisal” shall mean a written desktop appraisal by an Appraiser, undertaken at the sole expense of the Borrower, and in form and substance satisfactory to the Administrative Agent as to the fair market value of the Equipment being so appraised.

“Determination Date” shall have the meaning specified in Section 1.01 of the Security Agreement.

“Dollars” and “$” mean the lawful and freely transferable currency of the United States of America.

“Eligible Assignee” means (i) a commercial bank, savings and loan institution, insurance company or financial institution organized under the laws of the United States of America, or any State thereof, (ii) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States of America, or (iii) a finance company, insurance company or other financial institution or a fund which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and is doing business in the United States of America, and is organized under the laws of the United States of America, or any State thereof.

“Enacted”, as applied to a Regulatory Change, shall mean the date such Regulatory Change first becomes effective or is implemented or first required or expected to be complied with, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, a request or directive of a regulatory authority, or otherwise or (b) enacted, adopted, issued or proposed before or after the Agreement Date.

“Equipment” shall have the meaning assigned to it in Section 2.02 of the Security Agreement.

“Equipment Leases” shall have the meaning assigned to it in Section 2.03 of the Security Agreement.

“Equipment Lessees” shall mean the Persons identified in Schedule A to this Agreement (as such schedule may be amended, supplemented or modified from time to time), as Equipment Lessees under the Equipment Leases, and any Persons that become Equipment Lessees pursuant to such Equipment Leases (including Replacement Leases).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person, including a Subsidiary or other Affiliate of such first Person, that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which such first Person is a member.

“Escrow Account” shall have the meaning assigned to it in the Security Agreement.

“Escrow Agreement” shall have the meaning assigned to it in the Security Agreement.

“Escrow Bankruptcy Event” shall have the meaning assigned to it in the Security Agreement.

“Event of Default” shall have the meaning provided in Article 5 of this Agreement.

“Expired Lease” shall have the meaning assigned to it in Section 4.03 of the Security Agreement.

“Fair Market Value” shall mean (i) in respect of the Closing Date, the fair market value of the Equipment set forth in the Initial Appraisal to be delivered in connection with such Closing Date, and (ii) thereafter, the fair market value of the Equipment set forth in the most recent Appraisal.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Filing Lessee” shall have the meaning assigned to it in Section 1.05(b) hereof.

“Funding Loss Amount” shall mean those amounts required to compensate each Lender for any losses, additional costs or expenses, that such Lender may reasonably incur as a result of a prepayment of the Loans on a day other than the last day of the then applicable Interest Period, for any reason whatsoever, whether as a result of an Event of Default or otherwise, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain its portion of the Loans. Each Lender shall furnish the Borrower a certificate of an officer of such Lender setting forth in reasonable detail the computation of such amount and such determination shall be binding, absolute and conclusive, absent manifest error in computation.

“GAAP” means at any time the generally accepted United States of America accounting principles, as promulgated by the American Institute of Certified Public Accountants at such time.

“Governmental Approval” shall mean any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

“Governmental Registration” shall mean any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

“Indemnified Person” means any Person that is, or at any time was, the Administrative Agent, a Lender, a Swap Counterparty, an Affiliate of the Administrative Agent, a Lender or a Swap Counterparty or a director, officer, employee or agent of any such Person.

“Initial Appraisal” shall mean a Desktop Appraisal, undertaken at Borrower’s sole expense, as to the fair market value of the Equipment owned by the Borrower on the Closing Date.

“Installment Payment Date” shall mean any or all, as the context may require, of each (a) Tranche A Installment Payment Date and (b) Tranche B Installment Payment Date.

“Interest Excess” shall have the meaning assigned to it on Section 1.03(e) hereof.

“Interest Payment Date” shall mean the last day of each Interest Period commencing on the first such date next succeeding the Closing Date and continuing thereafter to and including the applicable Maturity Date.
“Interest Pe
riod” shall mean a period commencing, in the case of the first Interest Period with respect to each Loan, on the Closing Date on which such Loan is disbursed, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending on the same day in the third month thereafter, except that (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Business Day of a calendar month.

“Interest Rate” shall mean the Tranche A Interest Rate or Tranche B Interest Rate, as applicable.

“Item of Equipment” shall mean each of the railcars described in Schedule A to the Security Agreement together with any Additional Equipment.

“Lenders” means (a) any Person listed on Annex A hereto and (b) any Person that has been assigned any or all of the rights or obligations of a Lender pursuant to Section 8.09 of this Agreement.

“Lending Office” of any Lender means (a) the branch or office of such Lender set forth below such Lender’s name under the heading “Lending Office” on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading “Lending Office” in the Notice of Note Assignment given to the Borrower and the Administrative Agent with respect to such assignment or (b) such other branch or office of such Lender designated by such Lender from time to time as the branch or office at which its Loans are to be made or maintained.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“LIBOR Rate” shall mean with respect to any Loan for any each Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to the relevant Interest Period (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%)), provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBOR Rate" shall be the interest rate per annum determined by the Administrative Agent to be the rate (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such rate is not a multiple) at which deposits in Dollars are offered to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period.

“Liens” shall have the meaning assigned to it in Section 3.03 of the Security Agreement.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of the Borrower dated on or about the date hereof.

“Liquidity Reserve Account” shall have the meaning assigned to it in Section 1.01 of the Security Agreement.

“Liquidity Reserve Account Required Amount” shall have the meaning assigned to it in Section 1.01 of the Security Agreement.

“LLC Membership Interest” shall have the meaning assigned to it in Section 6.01 of the Pledge Agreement.

“Loans” shall mean any and all, as the context may require, of each (a) Tranche A Loans and (b) Tranche B Loans and (c), if any, Additional Loans.

“Loan Documents” shall mean this Agreement, the Security Agreement, any Additional Commitment Addendum, the Bills of Sale, the Escrow Agreement, the Notes, the Assignments, the Asset Transfer Agreements, the Management Agreement, the Notices of Assignment, the Pledge Agreement, the Limited Liability Company Agreement, the irrevocable powers of attorney delivered by the Borrower pursuant to Section 2.01(c)(ix), and any certificates or documents executed in connection herewith or therewith.

“Loan Document Related Claim” means any claim or dispute (whether arising under Applicable Law, including any “environmental” or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the final Maturity Date.

“Loan Document Representation and Warranty” means any “Representation and Warranty” as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

“Loan Party” means any of the Borrower, Manager or any Pledgor.

“LTV Ratio” shall mean at any time the ratio of the aggregate principal balance of the Loans outstanding at such time to the aggregate Fair Market Value of the Equipment at such time.

“Majority Lenders” means, at any time, Lenders having more than 66 2/3% of the aggregate principal amount of the Loans outstanding.

“Majority Pledgor” shall mean a Pledgor that owns, directly or indirectly, more than 50% of the LLC Membership Interest.

“Management Agreement” shall mean the Railcar Management Agreement dated on or about the date hereof between Borrower and Manager.

“Manager” shall mean PLM, unless a new manager has been appointed by the Lenders following an Event of Default under the Management Agreement.

“Materially Adverse Effect” means, (a) with respect to any Person, any materially adverse effect on such Person’s business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons “taken as a whole”, any materially adverse effect on such Persons’ business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, (c) with respect to any Loan Document, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of any Loan Party that is a party thereto and (d) with respect to any Collateral, or any category of Collateral, pledged by any Loan Party, a materially adverse effect on its value as Collateral or its utility in such Loan Party’s business or an adverse effect, WHETHER OR NOT MATERIAL, on the validity, perfection, priority or enforceability of the security interest therein.

“Maturity Date” shall mean (i) in respect of Tranche A Loans, the earlier of (A) the sixth anniversary of the Closing Date or (B) the Tranche A Installment Payment Date on which all Tranche A Loans shall have been repaid in full together with any accrued and unpaid interest thereon and (ii) in respect of Tranche B Loans, the earlier of (A) the second anniversary of the Maturity Date of the Tranche A Loans or (B) the Tranche B Installment Payment Date on which all Tranche B Loans shall have been repaid in full together with any accrued and unpaid interest thereon.

“Maximum Permissible Rate” shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable.

“MILPI” shall mean MILPI Holdings, LLC, a Delaware limited liability company.

“Multiemployer Benefit Plan” shall mean any Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” shall mean a Tranche A Note or Tranche B Note, as applicable.

“Notice of Borrowing” shall have the meaning assigned to it in Section 1.02(a) hereof.

“Notices of Assignment” shall mean the notices of assignment in substantially the form of Exhibit C hereto.

“Notice of Default” shall have the meaning assigned to it in Section 7.03 hereof.

“Notice of Note Assignment” shall mean any notice to the Borrower and the Administrative Agent with respect to an assignment pursuant to Section 8.09 in the form of Exhibit D hereto.

“Operating Expenses” means the aggregate amount of all reasonable direct or indirect out-of-pocket expenses and costs paid by the Borrower or the Manager to persons not constituting an Affiliate of the Borrower or Manager (unless such payment to an Affiliate constitutes a reimbursement to such Affiliate for payments it made to an unaffiliated third party) incurred in connection with the ownership of the Equipment, including, without limitation, all expenses and costs relating to the following: any maintenance activity including amounts paid to American Railcar Industries; all premiums and other expenses related to insurance on, and licenses for, the Equipment; all taxes imposed upon or against the Equipment including property taxes, ad valorem taxes, and gross receipts taxes; delivery, switching, repositioning, and storage charges; any audits inspections or appraisals requested by the Administrative Agent; and such other costs as the Manager and Administrative Agent may agree.

“Payment Date” shall mean any or all, as the context may require, of each (a) Interest Payment Date and (b) Installment Payment Date.

“Pay Proceeds Letter” shall have the meaning assigned to it in Section 1.02(d) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Investments” means at any time:

(a)  any evidence of indebtedness, maturing no later than the next Interest Payment Date, issued or guaranteed by the Government of the United States of America;

(b)  commercial paper, maturing no later than the next Interest Payment Date, which is issued by

(i)   a corporation (other than an Affiliate of Borrower) organized under the laws of any state of the United States of America or of the District of Columbia and rated A-1 by Standard & Poor’s Corporation (or any successor to its rating business) or P-1 by Moody’s Investors Service, Inc. (or any successor to its rating business), or

(ii)   the Administrative Agent (or its holding company);

(c)   any deposit (whether or not interest bearing), certificate of deposit or bankers acceptance, maturing no later than the next Interest Payment Date, which is issued by either

(i)   a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

(ii)   the Administrative Agent;

(d)  such other investments as the Administrative Agent may approve from time to time.

“Permitted Liens” shall have the meaning assigned to it in Section 3.03 of the Security Agreement.

“Person” shall mean and include any individual, business trust, partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, joint stock company, trust or other enterprise or any government or political sub-division or agency, department or instrumentality thereof.

“Physical Appraisal” shall mean an appraisal of the fair market value of the Equipment based on the physical inspection of five percent (5%) of the Items of Equipment conducted by an Appraiser, in form and substance satisfactory to the Administrative Agent and undertaken at the sole expense of the Borrower to the extent that such expense is reasonable in light of usual market standards for such an appraisal.

“Pledge Agreement” shall mean the Pledge Agreement dated on or about the date hereof, between the PLM Growth Funds and the Administrative Agent.

“Pledgors” shall have the meaning assigned to it in the Pledge Agreement.

“Pledgors Collateral” means “Collateral” as defined in the Pledge Agreement.

“PLM” shall mean Transportation Equipment – PLM, LLC, a Delaware limited liability company.

“PLM Growth Funds” shall mean PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, and PLM Equipment Growth & Income Fund VII, each a limited partnership organized under the laws of the State of California.

“Prohibited Transaction” shall mean any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

“Reference Rate” shall mean the higher of (i) the sum of the Federal Funds Rate in effect on such day plus 2.50% and (ii) the publicly announced prime rate of the Administrative Agent. The Administrative Agent may lend to its customers at rates that are at, above or below the Reference Rate.

“Register” shall have the meaning assigned to it in Section 6.01 hereof.

“Registered Holder” means the Person in whose name a Registered Note is registered.

“Registered Note” shall mean a Note the name of the holder of which has been recorded on the Register. The registration of a Note shall constitute the registration of the Loan evidenced thereby.

“Regulatory Change” shall mean any Applicable Law, interpretation, directive, determination, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that is Enacted after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement.

“Replacement Lease” shall have the meaning assigned to it in Section 1.01 of the Security Agreement.

“Reportable Event” shall mean, with respect to any Benefit Plan of any Person, (a) the occurrence of any of the events set forth in ERISA Sections 4043(c), other than an event as to which the requirement of 30 days’ notice, or the penalty for failure to provide such notice, has been waived by the PBGC, (b) the existence of conditions sufficient to require advance notice to the PBGC pursuant to ERISA Section 4043(b), (c) the occurrence of any of the events set forth in ERISA Sections 4062(e) or 4063(a) or the regulations thereunder, (d) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Code Section 401(a)(29) or (e) any failure to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

“Representation and Warranty” means any representation or warranty made pursuant to or under (a) Article 3 or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (a) OR (b) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

“Responsible Officer” shall mean (a) with respect to the Borrower, any manager of the Borrower or any Person instructed by the Borrower to have responsibility for and to administer this transaction and (b) with respect to any other Loan Party, the President, the Vice President, Finance, the Treasurer, the Assistant Treasurer or any Person instructed by such Loan Party to have responsibility for and to administer this transaction.

“Rolling Stock” shall mean standard gauge railroad rolling stock, other than passenger equipment or work equipment, used or intended for use in connection with interstate commerce; excluding, however, railroad rolling stock scrapped or intended to be scrapped.

“Secured Party” has the meaning ascribed to such term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement - Chattel Mortgage dated on or about the date hereof between the Borrower, as Debtor and the Administrative Agent, as Secured Party, as the same may be amended, supplemented or modified from time to time.

“Security Document” shall mean and include the Security Agreement and the Pledge Agreement.

“Security Interest” means the Liens created, or purported to be created by the Loan Documents.

“STB” shall mean the Surface Transportation Board of the United States of America.

“Subsidiary” shall mean, with respect to any Person at any time, (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) that is, at such time, controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by such first Person, or by such first Person and one or more of its Subsidiaries.

“Swap Agreement” shall have the meaning assigned to it in Section 1.03(f).

“Swap Counterparty” means any of HSH Nordbank AG, New York Branch in its individual capacity (“HSH”), any Lender or an affiliate of HSH or such Lender or Lenders (and their respective successors and assigns) that is participating in any Swap Agreement with the Borrower.

“Tax” means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

“Termination Event” shall mean, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

“Tranche A Installment Payment Date” shall mean, with respect to each Tranche A Loan, the last day of each Interest Period commencing on the first such date next succeeding the Closing Date and continuing thereafter to and including the Maturity Date of the Tranche A Loans, or such other date as provided for in Section 1.05 hereof.

“Tranche A Installment Payment Schedule” shall mean the payment schedule with respect to the Tranche A Loans set forth in Schedule 1-B to the Tranche A Note, as the same may be amended in accordance with the terms hereof.

“Tranche A Interest Rate” means, for each Interest Period, a rate of interest equal to LIBOR Rate for such Interest Period plus 1.75% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Tranche A Lender” means any Person listed as a Tranche A Lender on Annex A hereto and each successor, permitted assignee or transferee thereof as holder of a Tranche A Note.

“Tranche A Loans” shall mean the Loans made by the Tranche A Lenders to the Borrower pursuant to Section 1.01(a) hereof.

“Tranche A Note” means each promissory note, substantially in the form of Exhibit A-1 hereto, delivered by Borrower to a Tranche A Lender pursuant to Section 1.03.

“Tranche B Installment Payment Date” shall mean, with respect to each Tranche B Loan, the last day of each Interest Period commencing on the Maturity Date of the Tranche A Loans and continuing thereafter to and including the Maturity Date of the Tranche B Loans, or such other date as provided for in Section 1.05 hereof.

“Tranche B Installment Payment Schedule” shall mean a payment schedule with respect to the Tranche B Loans set forth in Schedule 1-B to the Tranche B Note, as the same may be amended in accordance with the terms hereof.

“Tranche B Interest Rate” means, for each Interest Period, a rate of interest equal to LIBOR Rate for such Interest Period plus 2.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Tranche B Lender” means any Person listed as a Tranche B Lender on Annex A hereto and each successor, permitted assignee or transferee thereof as holder of a Tranche B Note.

“Tranche B Loans” shall mean the Loans made by the Tranche B Lenders to the Borrower pursuant to Section 1.01(b).

“Tranche B Note” mean a promissory note, substantially in the form of Exhibit A-2 hereto, delivered by the Borrower to the Tranche B Lender pursuant to Section 1.03.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code in effect in the State of New York, unless otherwise specified, as amended from time to time.

“Voting Stock” as applied to the stock of any corporation, shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

Section 9.02   Other Interpretive Provisions. (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person’s successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

(b)  When used in this Agreement, the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section”, “Annex”, “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

(c)  Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.
(d)  Any item or list of items set forth following the word “including”, “include” or “includes” is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are “included” are limited to such items or to items similar to such items.

(e)  Each authorization in favor of the Administrative Agent, the Lenders or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

(f)  Except as otherwise specified herein, all references herein to the Administrative Agent, any Lender or any Loan Party shall be deemed to refer to such Person however designated in the Loan Documents, so that (i) a reference to rights or duties of the Administrative Agent under the Loan Documents shall be deemed to include the rights or duties of such Person as the Secured Party under the Security Agreement, and (ii) a reference to the obligations of the Borrower under the Loan Documents shall be deemed to include the obligations of such Person as the Debtor under the Security Agreement.

(g)  Except as otherwise specified herein, all references to the time of day shall be deemed to be to New York City time as then in effect.

(h)  Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the UCC, as in effect on the Agreement Date, are used herein with the meanings therein ascribed to them.

(i)  Except as otherwise specified herein, all references to the knowledge of the Borrower shall be deemed to include the knowledge of the Borrower and of any other Loan Party or any member of the Manager Management Team at such date, or any other Responsible Officer of any Loan Party.

Section 9.03   Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 4.01(a), reporting on the Borrower’s financial statements.

Section 9.04   Representations and Warranties. All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

Section 9.05   Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

Section 9.06   Interpretation of Related Documents. Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 9.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officer thereunto duly authorized as of the date first above written.

PLM RAIL PARTNERS, LLC, a Delaware limited liability company, as Borrower

By: Transportation Equipment-PLM, LLC, a Delaware limited liability company, its manager

By _______________________________________
Its_____________________________________

HSH NORDBANK AG, NEW YORK BRANCH,
as Administrative Agent

By:________________________________________
Name:
Title:

By:________________________________________
Name:
Title:

THE BANKS:

HSH NORDBANK AG, NEW YORK BRANCH

By:_______________________________________
Name:
Title:

By:________________________________________
Name:
Title:

Annex A
COMMITMENTS

TRANCHE A COMMITMENT:                       TRANCHE A LENDERS:

Amount

$15,710,054                                                                                                                        HSH NORDBANK AG, NEW YORK BRANCH

                                                                                                                                            Lending Office for Loans:
                                                                                                                                            HSH Nordbank AG,
                                                                                                                                            New York Branch
                                                                                                                                            590 Madison Avenue, 28th Floor
                                                                                                                                            New York, NY 10022

                                                                                                                                            Address for Notices:

                                                                                                                                            HSH Nordbank AG,
                                                                                                                                            New York Branch
                                                                                                                                            590 Madison Avenue, 28th Floor
                                                                                                                                            New York, NY 10022
                                                                                                                                            Attention: Kristie Li
                                                                                                                                            Telephone: 212-407-6057
                                                                                                                                            Telecopier: 212-407-6033

TRANCHE B COMMITMENT:                                                                                         TRANCHE B LENDERS:

Amount

$9,604,696                                                                                                                          HSH NORDBANK AG, NEW YORK BRANCH

                                                                                                                                            Lending Office for Loans:
                                                                                                                                            HSH Nordbank AG,
                                                                                                                                            New York Branch
                                                                                                                                            590 Madison Avenue, 28th Floor
                                                                                                                                            New York, NY 10022

                                                                                                                                            Address for Notices:

                                                                                                                                            HSH Nordbank AG,
                                                                                                                                            New York Branch
                                                                                                                                            590 Madison Avenue, 28th Floor
                                                                                                                                            New York, NY 10022
                                                                                                                                            Attention: Kristie Li
                                                                                                                                            Telephone: 212-407-6057
                                                                                                                                            Telecopier: 212-407-6033

Annex B

FORM OF TRANSFER AGREEMENTS

Annex C

FORM OF ASSIGNMENTS

Schedule A

EQUIPMENT LEASES

TO BE PROVIDED BY BORROWER AND AGREED BY ADMINISTRATIVE AGENT ON OR PRIOR TO THE CLOSING DATE.

Schedule B

APPROVED LESSEES

Exhibit A-1

FORM OF TRANCHE A PROMISSORY NOTE

Exhibit A-2

FORM OF TRANCHE B PROMISSORY NOTE

Exhibit B

FORM OF EQUIPMENT LEASE

Exhibit C

NOTICE OF ASSIGNMENT

Exhibit D

FORM OF NOTICE OF NOTE ASSIGNMENT

Exhibit E

FORM OF ASSIGNMENT AND ACCEPTANCE

Exhibit F

FORM OF IRREVOCABLE POWER OF ATTORNEY

EXECUTION COPY

$25,314,750

LOAN AGREEMENT

Among

PLM RAIL PARTNERS, LLC,
Borrower

THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF

and

HSH NORDBANK AG, NEW YORK BRANCH,
Administrative Agent

Dated as of June 30, 2004

ANNEX A    COMMITMENTS
ANNEX B    FORM OF TRANSFER AGREEMENTS
ANNEX C    FORM OF ASSIGNMENTS

SCHEDULE A   EQUIPMENT LEASES
SCHEDULE B   APPROVED LESSEES

EXHIBIT A-1   FORM OF TRANCHE A PROMISSORY NOTE
EXHIBIT A-2   FORM OF TRANCHE B PROMISSORY NOTE
EXHIBIT B    FORM OF EQUIPMENT LEASE
EXHIBIT C    FORM OF NOTICE OF ASSIGNMENT
EXHIBIT D    FORM OF NOTICE OF NOTE ASSIGNMENT
EXHIBIT E    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT F    FORM OF IRREVOCABLE POWER OF ATTORNEY